UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under Section 240.14a-12

Arlington Asset Investment Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ARLINGTON ASSET INVESTMENT CORP.

ARLINGTON	ASSET INVESTMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON June 15, 2021

To the Shareholders of Arlington Asset Investment Corp.:

The 2021 annual meeting of shareholders (the “Annual Meeting”) of Arlington Asset Investment Corp. (NYSE: AAIC) (the “Company”) will be held on June 15, 2021, at 9:00 a.m. (Eastern Time) online at www.virtualshareholdermeeting.com/AI2021 for the following purposes:

1.	To elect six director nominees to the Company’s Board of Directors, to serve until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified;
2.	To approve the Company’s 2021 Long-Term Incentive Plan;
2.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2021;
3.	To hold an advisory vote on executive compensation; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of the Company’s common stock outstanding at the close of business on the record date, April 12, 2021, are entitled to vote at the Annual Meeting.  A list of shareholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting at the Company’s principal executive office, which is located at 6862 Elm Street, Suite 320, McLean, Virginia 22101.

In consideration of the continued public health concerns and potential travel restrictions related to the COVID-19 pandemic (“COVID-19”), the Company has determined it is the best interest of our shareholders to hold the Annual Meeting via a virtual meeting format.  Shareholders will be able to attend the Annual Meeting as well as vote and submit questions during the live webcast of the Annual Meeting using www.virtualshareholdermeeting.com/AI2021.  To participate in the Annual Meeting, you will need the 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented and voted. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. Accordingly, we are sending the Notice on or about April 30, 2021 to our shareholders of record as of April 12, 2021. The Notice contains instructions for your use of this process, including how to access our proxy statement and annual report on Form 10-K for the year ended December 31, 2020 (“Annual Report”) over the Internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and Annual Report if you so desire. If you hold your shares in “street name” (i.e., through a broker, bank or other nominee), you will receive instructions from your nominee that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions.

By Order of the Board of Directors,

D. Scott Parish

Senior Vice President, Chief Administrative Officer and Corporate Secretary

McLean, Virginia

April 29, 2021

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Shareholders to be held on June 15, 2021. The proxy statement for the 2021 Annual Meeting of Shareholders and the Company’s 2020 Annual Report to Shareholders are available electronically at www.proxyvote.com as well as on our website at www.arlingtonasset.com.

i

ARLINGTON ASSET INVESTMENT CORP.

ARLINGTON	ASSET INVESTMENT

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD June 15, 2021

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?
A:

The Board of Directors (the “Board”) of Arlington Asset Investment Corp. (“we,” “us,” “our,” “AAIC,” or the “Company”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at the Annual Meeting to be held on June 15, 2021. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed on or about April 30, 2021, in connection with the solicitation of proxies on behalf of the Board.

Q:	When and where is the Annual Meeting?
A:

The Annual Meeting will be held on June 15, 2021, at 9:00 a.m. (Eastern Time) online at www.virtualshareholdermeeting.com/AI2021.  If you plan to attend the Annual Meeting online you will need the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Q:	Why is the Company holding the Annual Meeting online?
A:

We have elected to conduct our Annual Meeting in a virtual format due to the continued public health concerns and potential travel related restrictions related to COVID-19.  Shareholders will be able to attend the Annual Meeting as well as vote and submit questions during the live webcast of the Annual Meeting using www.virtualshareholdermeeting.com/AI2021.  To participate in the Annual Meeting, you will need the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Q:	What information is contained in these materials?
A:

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information.

Q:	What matters will be voted on at the Annual Meeting?
A:	At the Annual Meeting, shareholders will consider and vote on:
•	the election of six director nominees to our Board, to serve until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified;
•	a proposal to approve our 2021 Long-Term Incentive Plan;
•	a proposal to ratify the appointment of PwC as our independent registered public accounting firm for 2021; and
•	an advisory vote on executive compensation.

We are not aware of any other matters to be presented at the Annual Meeting.

Q:	How does our Board recommend that shareholders vote?
A:	The Board recommends that you vote your shares as follows:
•	“FOR” the election of all six director nominees recommended by our Board and named in this proxy statement;
•	“FOR” the approval of the 2021 Long-Term Incentive Plan;
•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for 2021; and
•	“FOR” the approval of our executive compensation on an advisory basis.

Q:Who can vote at the Annual Meeting?

A:

You are entitled to vote at the Annual Meeting if you are a shareholder of record as of the close of business on the record date, April 12, 2021, and may do so by logging in to www.virtualshareholdermeeting.com/AI2021 and following the instructions provided.  You will need the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.  At the close of business on the record date, 33,481,181 shares of our common stock were outstanding.

Q:	What is the difference between holding shares in “street name” versus holding shares of record?
A:

If your shares are held in a brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of those shares, which are held in “street name.” If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those shares. Most of the Company’s shareholders hold their shares in “street name”.

If you hold these shares of record, the Notice is being sent directly to you by the Company. As a shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote your shares at the Annual Meeting. You may also submit voting instructions prior to the meeting as described below under “How can I vote my shares prior to the Annual Meeting?”

If you hold these shares beneficially in “street name”, the Notice is being forwarded to you by your broker, bank, trustee or other nominee, which is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, trustee or other nominee on how to vote the shares in your account.  As a beneficial owner, you are also invited to attend the Annual Meeting.  However, beneficial owners generally cannot vote their shares directly because they are not the shareholder of record; instead, beneficial owners must instruct the broker, bank, trustee or other nominee how to vote their shares using the method described below under “How can I vote my shares prior to the Annual Meeting?”

Q:	How can I access the proxy materials and Annual Report?
A:

You may access this proxy statement and our Annual Report (including exhibits) at www.proxyvote.com as well as on our website at www.arlingtonasset.com under “Investor Relations — SEC Filings.” In order to reduce our costs of printing and mailing proxy materials and in order to reduce the impact on the environment of our annual proxy solicitation, we have opted to make this proxy statement and our Annual Report available electronically via the Internet, as permitted by SEC rules, rather than in printed form. This “e-proxy” process expedites shareholders’ receipt of proxy materials and lowers the costs of our Annual Meeting.

Q:	How can I vote my shares prior to the Annual Meeting?
A:

To vote your shares prior to the Annual Meeting, please follow the instructions on the Notice, on your proxy card or on the instructions that accompanied your proxy materials.  Per these instructions, shareholders of record will have the ability to vote their shares prior to the meeting using one of the following methods:

Internet: You may authorize your proxy online via the Internet by accessing the website www.proxyvote.com and following the instructions provided on the Notice or proxy card.  Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) the day before the date of the Annual Meeting.  To vote by Internet, you will need to use the 16-digit control number listed on the Notice or proxy card.  Have your proxy card in hand when you access the web site and follow the additional steps when prompted.

Telephone: You may authorize your proxy by touch-tone telephone by calling 1-800-690-6903.  Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) the day before the date of the Annual Meeting.  To vote by telephone, you will need to use the 16-digit control number listed on the Notice or proxy card.  Have your proxy card in hand when you call and follow the additional steps when prompted.

Mail: If you requested paper copies of the proxy materials to be sent to you by mail, you may authorize your proxy by completing, signing and dating your proxy card and returning it in the postage-paid reply envelope provided to you with the paper proxy materials.

Q:	What is a broker non-vote?
A:

A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner in “street name” has discretionary authority to vote on “routine” matters brought before the Annual Meeting, but the beneficial owner of the shares fails to provide the broker or other nominee with specific instructions on how to vote on any “non-routine” matters brought to a vote at the Annual Meeting.  The only “routine” matter being brought to a vote at the Annual Meeting of which we are aware is the ratification of the appointment of PwC.  Accordingly, your broker holding your shares may not be able to vote your shares on the election of directors and other important matters at the Annual Meeting unless you direct them how to vote.

The impact of broker non-votes, if any, on the outcome of the matters to be voted on at the Annual Meeting are described below under “How are votes counted?”

Q:	How can I change my vote or revoke my proxy?
A:

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	filing a timely written notice of revocation with our corporate secretary at our principal executive office (6862 Elm Street, Suite 320, McLean, VA 22101);
•	submitting a new proxy at a later date via the Internet, telephone or by mail; or
•

voting via the Internet during the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy unless: (i) you give proper written notice of revocation to our corporate secretary before the proxy is exercised; or (ii) you vote online during the Annual Meeting).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

Q:	Can I attend the Annual Meeting?
A:

If you are a shareholder of record, you are invited to attend the Annual Meeting online and may do so by logging into www.virtualshareholdermeeting.com/AI2021 and following the instructions provided.  You will need the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.

We encourage shareholders to access the meeting prior to the start time.  If you encounter any difficulties acing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual meeting website log-in page.

Q:	What is the quorum requirement for the Annual Meeting?
A:

A quorum is required to conduct business at the Annual Meeting. A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum. If you (1) have authorized your proxy over the Internet or by telephone or by signing and returning a proxy card and you have not revoked your proxy or (2) attend the Annual Meeting and vote in person, your shares will be counted for the purpose of determining whether there is a quorum. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present.

Q:	How are votes counted?
A:	Election of Directors

In the election of the six director nominees, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the director nominees. If a quorum is present at the Annual Meeting, in an uncontested director election, directors will be elected by receiving the affirmative vote of a majority of the total votes cast for and against the election of such nominee. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. Under our Bylaws, cumulative voting is not permitted.

Under the terms of our Corporate Governance Guidelines, if a nominee for director receives a greater number of votes “against” than votes “for” his or her election, the director is required to promptly tender to the Board his or her offer to resign from the Board. Upon recommendation of the Nominating and Governance Committee, the Board, excluding such individual, will decide whether or not to accept such offer to resign within 90 days following the shareholder vote, and thereafter, it will promptly and publicly disclose its decision. If the Board determines not to accept the director’s offer to resign, the director will continue to serve on the Board until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The Board may consider any factors it deems relevant in deciding whether to accept a director’s resignation.

Approval of the 2021 Long-Term Incentive Plan

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal to ratify the approval of the Company’s 2021 Long-Term Incentive Plan.

If a quorum is present, the proposal to ratify the approval of the approval of the Company’s 2021 Long-Term Incentive Plan will be approved if the votes cast in favor of the proposal exceed the sum of (i) the votes cast opposing the proposal and (ii) abstentions, if any.  Broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Ratification of Appointment of PwC

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the proposal to ratify the appointment of PwC as our independent registered public accounting firm for 2021.

If a quorum is present, the proposal to ratify the appointment of PwC as our independent registered public accounting firm for 2021 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Advisory Vote on Executive Compensation

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to advisory vote on the compensation of the Company’s executive officers.

If a quorum is present, the advisory vote on executive compensation will be approved if the votes cast in favor of the proposal exceed the number of votes cast against the proposal. Voting for this proposal is being conducted on an advisory basis and, therefore, the voting results will not be binding on the Company, the Board or the Compensation Committee. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Q:	Who will count the votes cast at the Annual Meeting?
A:

The Company will appoint an independent inspector of election to serve at the Annual Meeting. The independent inspector of election for the Annual Meeting will determine the number of votes cast by holders of common shares for all matters.

Q:	How can I find the voting results of the Annual Meeting?
A:

We will include the voting results in a Current Report on Form 8-K that we will file with the SEC no later than four business days following the completion of the Annual Meeting. We will amend this filing to include final results if the independent inspector of election has not certified the results by the time the original Current Report on Form 8-K is filed.

Q:	How can I obtain a copy of the Company’s 2020 Annual Report?
A:

A copy of our Annual Report, including our consolidated financial statements and the notes thereto but excluding exhibits, is available online on at www.proxyvote.com as well as on our website at www.arlingtonasset.com under “Investor Relations — SEC Filings.” Shareholders may obtain an additional printed copy of our Annual Report

(without exhibits) by contacting our Investor Relations department in writing c/o Arlington Asset Investment Corp., 6862 Elm Street, Suite 320, McLean, VA 22101, Attention: Investor Relations. Shareholders may also contact our Investor Relations department by telephone at (703) 373-0200 or by e-mail at ir@arlingtonasset.com.

Q:	How do I obtain a separate Notice if I share an address with other shareholders?
A:

SEC rules allow for the delivery of a single copy of the proxy materials or Notice to any household at which two or more shareholders reside, if it is believed the shareholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs and will reduce the impact on the environment of our annual proxy solicitation.  Duplicate account mailings will be eliminated by allowing shareholders to consent to such elimination, or through implied consent, if a shareholder does not request continuation of duplicate mailings. If you hold our common stock in your own name as a holder of record, householding will not apply to your shares. However, brokers, banks or other nominees or fiduciaries that hold our shares in “street name” for beneficial owners of our common stock and that distribute Notices they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:

The solicitation of proxies is being made by mail, telephone, the Internet or other electronic means. The cost of preparing this proxy statement, the accompanying proxy materials and the Notice, and the cost of any supplementary solicitations, which may be made by standard mail, e-mail, telephone or personally by our directors, officers or employees, will be borne by the Company. None of the Company’s directors, officers or employees will receive any additional or special compensation for soliciting your proxy.  We have engaged Alliance Advisors LLC (“Alliance Advisors”) to assist with the solicitation of proxies for an estimated fee of $6,000 plus reimbursement of expenses.  We have agreed to indemnify Alliance Advisors against potential certain liabilities arising out of our agreement with Alliance Advisors.

We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others in “street name” so that they may forward these proxy materials to the beneficial owners. The Company will, on request, reimburse brokers, banks and other nominees for their reasonable expenses in sending our proxy materials and voting instruction forms to “street name” beneficial owners to obtain their voting instructions.

Q:	May I propose actions for consideration at next year’s annual meeting of shareholders or nominate individuals to serve as directors?
A:

Shareholders may submit proposals for inclusion in our proxy statement for our 2022 annual meeting of shareholders under SEC Rule 14a-8, nominate individuals for election at our 2022 annual meeting and propose other business for consideration by our shareholders at our 2022 annual meeting. The following describes certain procedures and deadlines applicable to these shareholder proposals:

•

Shareholder Proposals for Inclusion in 2022 Proxy Statement Pursuant to SEC Rule 14a-8. Under SEC rules, proposals that shareholders seek to have included in the proxy statement for our 2022 annual meeting of shareholders must be received by the Corporate Secretary no later than December 30, 2021. The proposal must comply with the procedures and requirements set forth in Rule 14a-8.

•

Other Shareholder Proposals and Nominations. Our Bylaws, which are available on our website as discussed below, govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy statement for that meeting. Under our Bylaws, nominations for director(s) or other business proposals to be addressed at our next annual meeting of shareholders may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary no later than the close of business on March 17, 2022, and no earlier than February 15, 2022, except as described below. The notice must contain the information required by our Bylaws.

In the event that the date of the 2022 annual meeting of shareholders is more than 30 days before or more than 60 days after the first anniversary date of this year’s annual meeting, our Bylaws provide that in order for a shareholder nomination for director or proposal to be presented at our 2022 annual meeting of shareholders, other than a shareholder proposal included in our proxy statement pursuant to Rule 14a-8, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Any shareholder nomination for director or proposal should be mailed to: Arlington Asset Investment Corp., 6862 Elm Street, Suite 320, McLean, VA 22101, Attention: Corporate Secretary.

Copies of our Bylaws are available on our website at www.arlingtonasset.com under “Governance,” or may be obtained from the Corporate Secretary at the address shown above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to serve until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified or their earlier death, removal or resignation.

The Nominating and Governance Committee of the Board has unanimously recommended for nomination, and the Board has unanimously nominated and recommended for election, the six nominees listed below under the heading “Nominees for Election as Directors.” All of the nominees are currently serving as members of our Board. Each nominee has agreed to be named in this proxy statement and to serve if elected. Unless otherwise directed, the persons named as proxies intend to vote “FOR” the election of each of the nominees.

Set forth below is biographical information as of April 29, 2021 for each of the Board’s nominees for election.  Although we know of no reason why any of the nominees for director listed below would not be able to serve, if unforeseen circumstances (e.g., death or disability) make it necessary for the Board to propose a substitute nominee for any of the nominees named below, the persons named as proxies will vote the proxies for the remaining nominees and substitute nominees chosen by the Board. If any substitute nominees are designated, we will file an amended proxy statement and proxy card that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

Nominees for Election as Directors

DANIEL E. BERCE, age 67, is our Chairman of the Board and has served as a director of our Company since January 2011. Mr. Berce is Chief Executive Officer and President of General Motors Financial Company, Inc., a position he has held since General Motors Co. acquired AmeriCredit Corp. on October 1, 2010.  Mr. Berce had been a director of AmeriCredit Corp. since 1990, and was Chief Executive Officer and President from 2005 through 2010, President from 2003 through 2005 and Chief Financial Officer from 1990 through 2003.  Mr. Berce is also a director of FirstCash, Inc. (Nasdaq: FCFS), a publicly-traded consumer finance company, and AZZ, Inc. (NYSE: AZZ), a publicly-traded global provider of galvanizing services, welding services, specialty electrical equipment and highly engineered services.

Mr. Berce’s qualifications to serve as our Chairman and a director include his extensive leadership experience, specifically his experience as a chief executive officer and chief financial officer of a publicly-traded company.  He also has over 30 years of experience in the consumer finance industry, experience in finance and accounting as well as experience as a director of multiple publicly-traded companies.  Mr. Berce is also a licensed Certified Public Accountant and has served on our Audit Committee and the audit committees of other companies, all of which have designated him as an “audit committee financial expert.”

DAVID W. FAEDER, age 64, has served as a director of our Company since June 2013. Mr. Faeder is a Managing Partner of Fountain Square Properties, a diversified real estate company, a position he has held since 2003. He served as the Vice Chairman from 2000 to 2003, President from 1997 to 2000 and Executive Vice President and Chief Financial Officer from 1993 to 1997 of Sunrise Senior Living, Inc., a provider of senior living services in the United States, United Kingdom and Canada. From 1991 to 1993 he served as Vice President of Credit Suisse First Boston (formerly First Boston Corporation), directing the real estate advisory business for the Resolution Trust Company in the Washington, DC area. From 1984 to 1991 he served as Vice President of Morgan Stanley and Company, Inc., a brokerage firm, specializing in real estate transactions and financings. Mr. Faeder is currently a director and chairman of the board of Federal Realty Investment Trust (NYSE: FRT), a publicly-traded real estate investment trust (“REIT”).

Mr. Faeder’s qualifications to serve as a director include his public company and accounting experience, his real estate investment experience from his time as a private real estate investor, and his past and present service on multiple public and private company boards, including his service on other companies’ audit committees as well as his past service on our Audit Committee, all of which had designated him as an “audit committee financial expert.”

MELINDA H. MCCLURE, age 54, has served as a director of our Company since January 2019.  Since August 2019, Ms. McClure has served as a member of the board and as the Executive Vice President and Chief Strategy Officer of Old Dominion Bank, an independent, locally-owned and managed bank serving the Washington, D.C. metro area, Charlottesville, VA and Central Pennsylvania.  Prior to Old Dominion National Bank, from February 2018 to August 2019, Ms. McClure was the Chairman and Chief Executive Officer of VisionBank (in Organization), which was formed to become a Virginia-chartered commercial bank.  Prior to VisionBank, she served from 2006 to 2018 as the principal shareholder of Democracy Funding LLC, a registered broker-dealer.  Ms. McClure served on the board of directors of the Bank of Georgetown, a privately held community bank headquartered in Washington, D.C., from its inception in 2005 to its sale to United Bank in 2016.  She held several positions at FBR & Co. (“FBR”) from 1991 to 2006, including senior managing director of investment banking focusing on middle market financial services and real estate companies.  Ms. McClure is the lead independent director on the board of Independence Realty Trust, Inc. (NYSE: IRT), a publicly traded REIT that owns and manages multi-family communities.

Ms. McClure’s qualifications to serve as a director include her 30 years of experience in the financial services, real estate and capital markets sectors, including particular expertise in mortgage and property REITs, asset managers, specialty lenders and regulated financial institutions. She has experience as a director of a publicly-traded REIT where she serves as the lead independent director and she has significant corporate finance experience having managed over $15 billion in capital markets and advisory assignments.  The Board has designated Ms. McClure as an “audit committee financial expert.”

RALPH S. MICHAEL, III, age 66, has served as a director of our Company since June 2006. He currently serves as Executive Vice President and Chairman of Fifth Third Bank, Greater Cincinnati, having served as Executive Vice President and Group Regional President of Fifth Third Bank from July 2015 until March 2018.  Prior to that he served as Chief Executive Officer of Fifth Third Bank, Greater Cincinnati since December 2010. He served as President and Chief Operating Officer of The Ohio Casualty Insurance Company from 2005 to November 2007 and served as a director from 2002 to 2005. From 2003 to 2005 he was Executive Vice President and Manager of Private Asset Management and held other positions with U.S. Bank. From 1979 to 2002 he held various executive and management positions with PNC Financial Services Group. From 2003 to 2016, Mr. Michael served as a director of Key Energy Services, Inc. (NYSE: KEG), a publicly-traded company.  Mr. Michael is currently a director Cleveland-Cliffs Inc. (NYSE: CLF), a publicly-traded company.  He is also a director of Cincinnati Bengals, Inc., AAA Club Alliance and CSAA Insurance Exchange.  Mr. Michael also serves as the Chairman of the Board of TriHealth, Inc., a nonprofit hospital group, and as a trustee of Xavier University (Ohio).

Mr. Michael’s qualifications to serve as a director include the broad business, banking and finance background obtained through his 40 years of experience working in financial services, much of which has been in executive management positions which enable him to provide valuable insights on oversight matters, including banking, hedging and financial issues.  Mr. Michael’s qualifications also including his service on our and other companies’ audit committee.  The Board has designated Mr. Michael as an “audit committee financial expert.”

ANTHONY P. NADER, III, age 57, has served as a director of our Company since March 2015. Mr. Nader is a Managing Director of SWaN & Legend Venture Partners, a principal investment firm that Mr. Nader co-founded in 2006. Mr. Nader also serves as Vice Chairman of Asurion, a privately held company that provides technology protection. In 2008, Mr. Nader successfully merged his prior company, National Electronics Warranty (“NEW”) with Asurion. Mr. Nader joined NEW in 1990 as Chief Operating Officer, was named President in 1999 and Chief Executive Officer in 2006, a position he held until 2013. Mr. Nader is currently a director of Federal Realty Investment Trust (NYSE: FRT), a publicly-traded REIT.  He is also the Chairman of the Inova Health System Board of Trustees and past chairman of the Inova Health System Foundation Board.  He also serves as a director of Optoro, Inc., BigTeams, DuraTap and MusiCapital LLC.

Mr. Nader’s qualifications to serve as a director include his 30 years of business and leadership experience as a senior executive with NEW which, under his leadership, grew to be the largest global provider of extended service plans for the consumer electronics and appliance industry.  Mr. Nader also has a substantial and diversified investment background as a founder of SWaN & Legend Venture Partners that has investments in growth-oriented companies as well as domestic and international real estate holdings.  In addition, Mr. Nader has extensive experience as a corporate board member, including his service on our and other companies’ audit committees. The Board has designated Mr. Nader as an “audit committee financial expert.”

J. ROCK TONKEL, JR., age 58, is our President and Chief Executive Officer, a position he has held since June 2014. He also has served as a director of the Company since March 2007. From February 2007 until June 2014, he served as our Chief Operating Officer. From April 2004 to February 2007, Mr. Tonkel served as President and Head of Investment Banking at FBR.  Prior to this service, Mr. Tonkel served as FBR’s Executive Vice President and Head of Investment Banking, a position he assumed in February 2002.  Mr. Tonkel joined FBR in 1994 as a Managing Director and Head of Investment Banking’s financial institutions group.  Prior to joining FBR, Mr. Tonkel served as Special Assistant to the Director of the Office of Thrift Supervision, the regulatory agency for the savings and loan industry under the U.S. Department of Treasury.

Mr. Tonkel’s qualifications to serve as a director include his 35 years of experience in financial services companies, the mortgage industry, the investment banking industry, his experience in capital markets, as well as his expertise in public and private company finance.  Further, his service as the Company’s Chief Executive Officer for the past six years as well as his past position as President and Head of Investment Banking at FBR provide him with business and leadership experience in key areas of the investment and asset management industry.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE ELECTION OF EACH

OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF 2021 LONG-TERM INCENTIVE PLAN

On April 29, 2021, the Board of Directors adopted the Arlington Asset Investment Corp. 2021 Long-Term Incentive Plan (the “Plan”), subject to approval by the Company’s shareholders at the Annual Meeting. The Board of Directors is unanimously recommending this proposal because it believes strongly in encouraging selected employees, directors, consultants and advisors of the Company and its affiliates to acquire a proprietary and vested interest in the growth and performance of the Company. Stock-based incentives granted under the Plan will help to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders. In addition, the Plan will enable the Company to continue to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

At our 2014 annual meeting, our shareholders approved our 2014 Long-Term Incentive Plan (the “Prior Plan” or the “2014 Long-Term Incentive Plan”), the terms of which were substantially similar to the terms of the currently-proposed Plan. We are now seeking approval of the Plan, which we believe is critical to our ability to structure a competitive and well-aligned compensation program. Changes from the Prior Plan include (a) adding incentive stock options as an award option under the Plan; (b) removing provisions relating to “performance-based compensation” under Section 162(m) of the Code that are no longer applicable; (c) adding a minimum holding period for shares issued in connection with an award granted under the Plan; and (d) revising the vesting provisions upon a Change in Control (as defined in the Plan).

The Plan will replace the Prior Plan. If the Plan is approved by the shareholders, no additional grants will be made under the Prior Plan; however, the number of shares that remain unissued and available for grant under the Prior Plan on the date the Company’s stockholders approve the Plan will be added to the shares available to be issued under the Plan.  In addition, previous grants under the Prior Plan will remain in effect subject to the terms of the Prior Plan and the applicable award agreement. If the proposal is not approved by shareholders, awards would continue to be granted pursuant to the Prior Plan.

Description of the Plan

A summary of the significant features of the Plan, assuming shareholder approval at the annual meeting, is provided below, but is qualified in its entirety by the full text of the Plan attached as Annex A to this proxy statement.

Administration and Eligibility

Administration.   The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), in its sole discretion. The Committee has the authority to select individuals to whom awards are granted, to determine the types of awards and the number of shares covered, and to set the terms, conditions and provisions of such awards and to cancel or suspend awards. The Committee is authorized to interpret the Plan and to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

The Committee has the authority to grant the following types of awards under the Plan: options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and/or other stock-based awards. Each of these awards may be granted alone or together with other awards under the Plan and/or cash awards outside the Plan.

Persons Eligible for Grants.   Employees and directors of the Company and its affiliates are eligible to participate in the Plan. In addition, consultants, advisors and independent contractors who provide bona fide services to the Company are also eligible to participate. As of March 31, 2021, there were approximately 12 employees and 5 directors eligible to participate in the Plan.

Shares Subject to the Plan

Shares of Class A common stock may be issued under the Plan. The maximum number of shares authorized for issuance under the Plan is equal to 4.5 million shares plus the number of shares that remain unissued and available for grant under the Prior Plan on the date the Company’s stockholders approve the Plan.  As of March 31, 2021, 734,076 shares remained available for new issuance under the Prior Plan, some of which may be issued in connection with current outstanding performance share units (“PSUs”) previously granted under the Prior Plan.  If these PSUs are earned at “target” level performance, excluding dividend reinvestments, an additional 318,322 shares would be issued under the Prior Plan resulting in the Company only having 415,754 shares remaining available to grant under the Prior Plan that would in turn be added to the Plan.

The shares deliverable under the Plan may consist in whole or in part of treasury shares or authorized but unissued shares. If an award under the Plan, or an award made under the Prior Plan that is outstanding on the date shareholders approve the Plan expires, or is canceled, terminated, forfeited or otherwise settled without the issuance of shares subject to such award, those shares will be available for future grants under the Plan. Shares delivered (either actually or by attestation) or withheld for tax obligations arising from an award, other than an option or SAR, will be available for future grants under the Plan.

Substitute awards, i.e., awards issued in assumption of, or in substitution for, awards previously granted by a company that is acquired by the Company or that the other company is obligated to make in the future, will not reduce the shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year. In the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan, those shares may be used for awards under the Plan and will not reduce the shares that may be delivered under the Plan, provided that such awards shall not be made after the last date that awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees or directors of the Company or any affiliate prior to such acquisition or combination.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, extraordinary cash dividend or similar transaction or other change in corporate structure affecting the shares, the Board will make appropriate adjustments in the number and kind of shares that may be issued in the future under the Plan, the number, class and kind of shares that may be issued under the individual grant limits described below and in the terms of all outstanding grants made before the event; provided, however, that the number of shares subject to any award will always be a whole number.

Stock Options

The Committee may grant nonstatutory or “nonqualified” options, or qualified “incentive stock options” (ISOs) under the Plan; provided that an ISO will be treated as a nonqualified option to the extent that the fair market value of the stock with respect to which the ISO first becomes exercisable in any calendar year exceeds $100,000.  The exercise price of an option, other than an option that is a substitute award, granted under the Plan will not be less than 100% of the fair market value of the share on the date of the grant, provided that in the case of an option granted to an individual who owns 10% or more of any class of stock the Company or any parent or subsidiary (a “10% shareholder”), the exercise price will not be less than 110% of the fair market value of the share on the date of the grant. Options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee. Except in certain circumstances related to a participant’s death or disability, an option may not be exercised more than ten years after grant (five years for an ISO granted to a 10% shareholder). The Plan provides that the option term for a nonqualified option will be extended if, on the last business day coincident with or immediately preceding the expiration date, the exercise of the option is prohibited by law, the terms of a Company trading policy or a “lock-up” agreement related to the Company’s issuance of securities. In that event, the expiration date of the nonqualified option will be extended until the thirtieth day after the date that exercise is permitted by law, the Company trading policy or the lock-up agreement. A participant exercising an option may pay the exercise price in cash, by surrendering previously-acquired shares (either actually or by attestation), for a nonqualified option, by withholding shares otherwise issuable in connection with the exercise, or delivery of other consideration having a fair market value on the exercise date equal to the total option price, or by any combination of the foregoing, as the Committee may specify in the applicable award agreement. Except for adjustments to reflect changes in the Company’s capitalization as described below, without the express approval of shareholders, the Company may not reprice option grants, including by cancellation of an existing grant in exchange for cash or the grant of another award, when the option price exceeds the fair market value of a share. The Plan contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of options held by participants whose employment with the Company terminates by reason of death, disability, retirement, for cause or otherwise.

Stock Appreciation Rights

The Committee may grant a SAR in conjunction with an option or other award granted under the Plan (a “tandem SAR”) or independent of any option (a “freestanding SAR”). A SAR granted in tandem with an option will terminate and will no longer be exercisable upon the termination or exercise of the related option. A tandem SAR may be exercised by a participant at the time or times and to the extent the related option is exercisable by surrendering the applicable portion of the related option in accordance with procedures established by the Committee. Upon exercise, a SAR granted in tandem with an option permits the participant to receive cash, shares, or a combination of cash or shares, as determined by the Committee. The amount of cash or the value of the shares payable to the participant is equal to the excess of the fair market value of a share on the date of exercise over the per share exercise price of the related option, multiplied by the number of shares with respect to which the tandem SAR is exercised.

A freestanding SAR may not have a term of greater than ten years (except in the case of death or disability) nor an exercise price less than 100% of the fair market value of the share on the date of the grant (other than a SAR that is a substitute award or granted in connection with an adjustment to reflect changes in the Company’s capitalization). Except for adjustments to reflect changes in the Company’s capitalization as described above, without the express approval of shareholders, the exercise price may not be reduced or reset, including by cancellation of an existing grant in exchange for cash or the grant of another type of award, when the exercise price exceeds the fair market value of a share. The Committee may determine exercisability restrictions on freestanding SARs at the time of grant. Upon exercise, a freestanding SAR permits the holder to receive cash, shares, or a combination of cash or shares, as determined by the Committee. The amount of cash or the value of the shares payable to the participant is equal to the excess of the fair market value of a share on the date of exercise over the exercise price, multiplied by the number of shares with respect to which the freestanding SAR is exercised.

The Plan provides that the term of a SAR will be extended, but not beyond the tenth anniversary of the date of grant if, on the last business day coincident with or immediately preceding the expiration date, the exercise of the SAR is prohibited by law, the terms of a Company trading policy or a “lock-up” agreement related to the Company’s issuance of securities. In that event, the expiration date of the SAR will be extended until the thirtieth day after exercise is permitted by law, the Company trading policy or the lock-up agreement.

The Plan contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of SARs held by an individual whose employment with the Company terminates by reason of death, disability, retirement, for cause or otherwise.

Restricted Stock and Restricted Stock Units

The Committee may also award restricted stock and RSUs under the Plan. The award agreement will set forth a specified period of time (the “Restriction Period”) during which an award of restricted stock or restricted stock units will remain subject to forfeiture or restrictions on transfer, and the vesting conditions may be based on continued employment or service, the attainment of potential prescribed performance conditions, the occurrence of a specific event, or a combination thereof. During the Restriction Period, the participant who is granted restricted stock will generally have all the rights of a shareholder, including the right to vote the shares and the right to receive dividends, unless the Committee shall determine otherwise. Restricted stock units do not entitle the holder to voting or other rights of a shareholder, but may be granted with the right to receive dividend equivalent rights, i.e., the right to receive payments, on a current or deferred basis, equal to the dividends paid on shares of common stock during the Restriction Period. Noncash dividends paid on shares of restricted stock and corresponding dividend equivalents paid on restricted stock units will be subject to the same vesting requirements as the underlying award. In addition, if the vesting of restricted stock or restricted stock units is conditioned on the satisfaction of performance objectives, dividends paid on the restricted stock and dividend equivalents payable on the restricted stock units will be accumulated and paid after, and then only to the extent that, the performance objectives are achieved. The shares subject to a restricted stock award and any shares issued in settlement of a restricted stock unit, reduced by the number of shares withheld to satisfy withholding taxes, may not be sold or transferred before the earlier of (i) the first anniversary of the vesting of such award or (ii) the date the participant is no longer employed by, or providing services to, the Company or an affiliate.   The Plan contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting of restricted stock and restricted stock units held by an individual whose employment with the Company terminates by reason of death, disability, retirement, for cause or otherwise.

Other Stock-Based Awards

The Committee may also grant other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares or securities convertible into shares either alone or in addition to other awards granted under the Plan. Such other stock-based awards shall also be available as a form of payment in the settlement of other awards granted under the Plan and other cash-based compensation that is earned. Unless otherwise provided in the award agreement, a participant who receives an other stock-based award in the form of shares generally will have all the rights of a shareholder, including the right to vote the shares and the right to receive dividends. An other stock-based award that is not made in the form of shares may include the right to receive dividend equivalents. Noncash dividends and noncash dividend equivalents paid with respect to an other stock-based award will be subject to the same vesting requirements as the underlying awards. In addition, if vesting of the other stock-based award is conditioned on the satisfaction of performance objectives, dividends and dividend equivalents payable with respect to the other stock-based award will be accumulated and paid after and, only to the extent that, the performance objectives are achieved.

Holding Period

The shares issued upon exercise of an option or SAR or shares subject to a restricted stock award and any shares issued in settlement of a restricted stock unit award, reduced by the number of shares withheld to satisfy withholding taxes, may not be sold or transferred before the earlier of (i) the first anniversary of the exercise of the option or SAR or vesting of the restricted stock award or the settlement of the restricted stock unit award or (ii) the date the participant is no longer employed by, or providing services to, the Company or an affiliate.

Individual Director Award Limits

No director may be granted awards during any twelve-month period with respect to the number of shares that have a fair market value on the date of grant that exceeds $160,000.

Change in Control

The Plan provides that in the event of a Change in Control (as defined in the Plan), (a) each unvested option and SAR shall become fully exercisable and vested to the full extent of the original grant, (b) the restrictions and deferral limitations applicable to restricted stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant, (c) all restricted stock units shall be considered to be earned and payable, and any deferral or other restriction shall lapse and such restricted stock units shall be immediately settled or distributed, and (d) the restrictions and deferral limitations and other conditions applicable to any other stock-based awards or any other awards shall lapse, and such awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original term. With respect to any award that is subject to performance goals or objectives, the award shall become exercisable, vest, or become free of restrictions as if the performance goals or objectives are achieved to the maximum extent.

The Plan also provides that, after the application of the vesting rules described above, a successor company in a Change in Control may assume or provide a substitute award for an option, SAR, restricted stock unit, or other stock-based award of substantially equal value. In the event of an assumption or substitution of an option or SAR, the exercise price and number of shares shall be adjusted as described above in connection with mergers, stock dividends, stock splits and other changes in capitalization.

Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Committee may, in its discretion, provide that each option or SAR that is not assumed or replaced shall be cancelled in exchange for a payment in an amount equal to the amount by which the fair market value  of a share on the closing date of the transaction constituting the Change in Control exceeds the exercise price per share or grant price per share under the option or SAR multiplied by the number of shares granted under the option or SAR.

The Internal Revenue Code has special rules that apply to “parachute payments,” i.e., compensation that is payable on account of a Change in Control. If the parachute payments exceed a safe harbor amount prescribed by the Internal Revenue Code, then the recipient is liable for a 20% excise tax on a portion of the parachute payments, and the Company is not allowed to claim a federal income tax deduction for a portion of the parachute payments.

The Plan provides for a reduction in Plan benefits if those benefits, either alone or together with parachute payments under other plans and agreements, exceed the safe harbor amount. In that event, the participant’s total parachute payments will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without an excise tax liability or loss of deduction. However, the benefits will not be reduced, and the participant will receive all of the parachute payments, if the participant will receive a greater after-tax benefit, taking into account the excise tax payable by the participant, by receiving all of the parachute payments. The Plan also provides that these provisions will not apply to a participant who, under an agreement with the Company or the terms of another plan, is not entitled to receive benefits in excess of the safe harbor amount.

Amendments and Termination

The Board may at any time amend, alter, suspend or discontinue the Plan; provided, however, that such action will not be taken without the participant’s consent, if such action would impair the rights of a participant under any outstanding award. Furthermore, no amendment may be made without the approval of the Company’s shareholders if such approval is required by law or the rules of any exchange or quotation system on which the common stock is listed or quoted, including any action that is treated as the repricing of an option or SAR. Shareholder approval is also required for any amendment that materially increases the benefits that may be provided under the Plan, materially increases the number of shares that may be issued under the Plan (other than on account of adjustments as described above to reflect changes in the Company’s capitalization) or materially changes the Plan’s eligibility requirements.

Term

The Plan shall be effective upon approval of the Plan by shareholders and will terminate on the tenth anniversary of such approval unless sooner terminated by the Board.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax rules relevant to participants in the Plan, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different.

Options.   Generally, a participant does not recognize any taxable income at the time of grant of a stock option.  The tax treatment upon exercise depends on whether the option is a nonqualified stock option (“NQSO”) or an incentive stock option (“ISO”).

The participant generally will recognize ordinary income upon the exercise of a NQSO equal to the excess of the fair market value of the share acquired on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding. The Company will generally be entitled to a deduction during the year the option is exercised equal to such ordinary income.  The participant will have a capital gain or loss upon the subsequent sale of the share in an amount equal to the sale price less the fair market value of the share on the date of exercise. The capital gain or loss will be long- or short-term depending on whether the share was held for more than one year after the exercise date.

A participant will not recognize income upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of (i) two years from the date the option was granted and (ii) one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

The Plan permits the Committee to allow transfers of NQSOs. The participant will not recognize taxable income if the participant transfers a NQSO to a member of the participant’s family. However, when the transferee of the option exercises the option, the participant will recognize ordinary income equal to the excess of the fair market value of the share acquired by the transferee of the option on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding. The Company will generally be entitled to a deduction equal to such ordinary income. The transferee of the option will have a capital gain or loss upon a subsequent sale of the share in an amount equal to the sale price less the fair market value of the share on the date the option was exercised. Any capital gain recognized by the transferee will be long-term capital gain if the transferee has held the share for more than one year after the exercise date.

Stock Appreciation Rights.   A participant does not recognize any taxable income at the time of grant of a SAR. The participant will recognize ordinary income tax upon the exercise of a SAR and will be subject to wage and employment tax withholding. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the excess of the fair market value of the share on the exercise date over the strike price of the SAR. The Company will generally be entitled to a corresponding deduction equal to the amount of ordinary income that the participant recognizes. Upon the sale of a share acquired upon exercise of an SAR, the participant will recognize long- or short-term capital gain or loss, depending on whether the participant has held the stock for more than one year from the date of exercise.

Restricted Stock.   A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock on the first date that the share is no longer subject to forfeiture or is transferable. The ordinary income recognized by the participant is equal to the fair market value of the share on that date over any consideration paid for the share. A participant may elect to recognize income on the grant of the restricted stock in which case the ordinary income recognized by the participant is equal to the fair market value of the share on the grant date over any consideration paid for the share. The Company will be entitled to a deduction at the same time that the participant recognizes income and in the same amount as the income recognized by the participant. The holding period to determine whether the participant has long-term or short-term capital gain or loss on the subsequent sale of such shares generally begins on the date the participant recognizes income. The participant’s tax basis for such shares will generally equal the fair market value of such shares on the date the participant recognizes income.

Restricted Stock Units.   The participant will not recognize taxable income at the time RSUs are awarded. The participant will recognize ordinary income on the date that cash is paid under the award or, if shares or other property are issued in settlement of the RSUs, on the first date that the shares or other property are no longer subject to forfeiture or are transferable. The ordinary income recognized by the participant will equal the amount of any cash paid in settlement of the RSUs and the value of any shares or property issued in settlement of the RSUs on the date the shares or property are not subject to forfeiture or are transferable. The Company generally will be entitled to claim a deduction equal to the ordinary income recognized by the participant.

Other Stock-Based Awards.   The recipient of other stock-based awards will recognize taxable income on the date that cash is paid under the award or, if shares or other property are issued, on the first date that the shares or other property are no longer subject to forfeiture or are transferable. The Company will generally be entitled to claim a corresponding deduction.

Withholding Taxes.   Because the amount of ordinary income the participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, the Company may require the participant to pay the amount required to be withheld by the Company before delivering to the participant any shares or other payment to be received under the Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

Future Plan Benefits

Because awards under the Plan are determined by the Committee in its sole discretion, the Company cannot determine the benefits or amounts that will be received or allocated in the future under the Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE APPROVAL OF THE 2021 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021. A resolution will be presented at the Annual Meeting to ratify the appointment of PwC by the Audit Committee. If our shareholders do not ratify the appointment of PwC at the Annual Meeting, the Audit Committee will consider that fact in its review and future selection of our independent registered public accounting firm. Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Representatives of PwC are expected to be available to respond to appropriate questions.

If a quorum is present at the Annual Meeting, the ratification of the appointment of PwC as our independent registered public accounting firm for 2021 will be approved if the votes cast in favor of the ratification exceed the votes cast opposing the ratification.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

Information Regarding Fees Paid to our Independent Accountants in 2020 and 2019

Aggregate fees for professional services rendered for us and our subsidiaries by PwC for the years ended December 31, 2020 and 2019 were (dollars in thousands):

	Year Ended December 31,
	2020	2019
Audit Fees(1)	$521	$500
Audit-Related Fees(2)	33	51
Tax Fees(3)	90	67
All Other Fees(4)	2	2
Total	$646	$620

(1)

Audit fees represent the aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC for the audit of our financial statements and the financial statements of our subsidiaries and the review of unaudited financial statements included in our quarterly reports on Form 10-Q filed with the SEC, and services that are provided by PwC in connection with the statutory and regulatory filings that are made by us and our subsidiaries.

(2)

Audit-related fees represent the aggregate fees billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and the financial statements of our subsidiaries and are not reported in “Audit Fees” in the table above.

(3)	Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by PwC for tax compliance, tax advice and tax planning.
(4)

All other fees represent the aggregate fees billed in each of the last two fiscal years for products and services provided by PwC, other than the services reported in “Audit Fees,” “Audit-Related Fees” and “Tax Fees” in the table above.

Audit Committee Pre-Approval Policies and Procedures

It is the Audit Committee’s policy to review and, if appropriate, pre-approve all audit and non-audit services provided by the independent registered public accounting firm to us and our subsidiaries. In accordance with this policy, the Audit Committee has granted authority to the Audit Committee Chairman, Mr. Michael, to approve non-audit services in an amount up to $50,000 on behalf of the Audit Committee. Any such approval will be communicated to the Audit Committee at the next scheduled meeting. The Audit Committee pre-approved 100% of the services provided by PwC to our Company and its subsidiaries during the fiscal year ended December 31, 2020.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, provides our shareholders with an advisory vote to approve our executive compensation. In view of the most recent voting results where our shareholders voted, on an advisory basis, to hold an advisory vote on executive compensation annually, our Board has determined that advisory votes on executive compensation will be submitted to our shareholders every year until the next required advisory vote on the frequency of shareholder votes on executive compensation.  This advisory vote gives our shareholders the opportunity to express their views on the compensation of our executive officers. Although this vote is advisory and is not binding, the Board and the Compensation Committee plan to take into consideration the outcome of the vote when making future executive compensation decisions.

As described in detail under “Compensation Discussion and Analysis” and “Executive Compensation Tables,” our compensation program is designed to align the interests of management with those of our shareholders, apply a pay-for-performance philosophy and attract and retain top management talent. On an ongoing basis, our Board and Compensation Committee analyze our compensation program and believe that our current executive compensation program directly links executive compensation to our performance and properly aligns the interests of our executive officers with those of our shareholders. For example:

•

A meaningful portion of the total compensation paid or awarded to our executive officers is performance-based. Among other things, the Compensation Committee has determined to make significant use of performance-based equity awards, awarded in the form of PSUs, that vest based on the achievement of rigorous performance goals over each PSU’s performance period. Such performance-based equity awards are directly linked to the Company’s financial performance and vest accordingly, as opposed to time-based awards that vest based simply on continued employment.  The alignment of our executive officers’ long-term performance-based equity compensation with the interest of our shareholders has been demonstrated over the last three years as none of the Book Value PSUs or Relative TSR PSUs (each defined below) with performance periods ending during this period have been earned based on our book value performance and common stock trading price.

•

In previous years, 50% of the annual performance-based cash incentives that our executive officers were eligible to earn were based on rigorous annual return on equity (defined below) (“ROE”) goals with the remaining 50% being based on a qualitative assessment of each executive’s individual performance and contribution towards the achievement of a set of strategic and operational measurement criteria established by the Compensation Committee for the year.  For 2020, based on the unique and unforeseen uncertainty created by COVID-19, the Compensation Committee, with input from the Committee’s independent compensation consultants, Frederic W. Cook & Co., Inc. (“FW Cook”) and Semler Brossy Consulting Group, LLC (“Semler Brossy”), ultimately decided to emphasize on the executive officers’ individual performance and contribution towards the achievement of the Company’s strategic and operational objectives by increasing the weighting of the qualitative component of the annual performance-based cash incentive to 100% for our executive officers.  The set of qualitative performance criteria was established by the Compensation Committee, in consultation with Semler Brossy, to reflect the changing business priorities and extraordinary circumstances created by COVID-19, and to ensure that our executive officers remained focused on the well-being of our employees and stakeholders while also prioritizing the preservation and protection of the Company’s balance sheet through low leverage and substantial liquidity.  Additional information regarding such performance criteria is set forth under “Compensation Discussion and Analysis”.  Overall, the Compensation Committee applied its negative discretion regarding the total annual performance-based cash incentive payout with the awards being granted at 65% of the target for Mr. Tonkel and 75% of target for Mr. Konzmann, each lower by approximately 32% from their prior year cash bonuses.

•

The Compensation Committee annually evaluates our compensation practices with the support of an independent compensation consultant and has adopted compensation practices that we believe align the interests of our executive officers with those of our shareholders. While we continue to believe our programs are effectively designed and working well, in alignment with the interests of our shareholders and instrumental in achieving our business strategy, as part of their annul evaluation of our compensation practices, the Compensation Committee is conducting a thorough review, in consultation with Semler Brossy, of our executive compensation programs for 2021 where they are analyzing the structures and performance metrics for both our short- and long-term incentive programs to ensure they continue to effectively and appropriately incentivize our executive officers.  The Compensation Committee’s intent is to return to a more balanced performance measurement structure for our short-term incentive program that will include both quantitative and qualitative performance measurement criteria.
•

The Compensation Committee, along with support from management and the Compensation Committee’s independent compensation consultant, regularly evaluates and conducts a risk assessment of our compensation programs to ensure they do not create unnecessary or excessive risks that are reasonably likely to have a material adverse consequence on the Company.

•

We do not have employment agreements with any of our executive officers that provide a specific term of employment. Accordingly, the employment of each executive officer may be terminated at any time at the discretion of our Board.

•	The Board has adopted stock ownership guidelines that apply to our executive officers and non-employee directors.
•

The Board has adopted a compensation “clawback” policy under which we can recover any cash bonus paid during the prior fiscal year to an executive officer whose intentional misconduct causes us to restate our financial statements.

•	The Board has adopted a policy prohibiting its directors and employees from hedging or pledging the Company’s equity securities.
•	We have a policy that does not allow the revision of any bonus formula for a given fiscal year once it has been established for that year.
•	We do not provide perquisites or similar special benefits to our executive officers.
•

As part of our policy of maintaining performance-based compensation plans, we do not provide defined benefit or other retirement benefits to the executive officers other than the tax-qualified 401(k) plan available to all employees.

•	We do not provide tax “gross up” payments or other tax reimbursement payments to our executive officers.
•	We hold a shareholder advisory vote on our executive compensation annually as opposed to every two or three years.

See the information set forth under “Compensation Discussion and Analysis” and “Executive Compensation Tables” for more information on these elements of our executive compensation program.

For these reasons, the Board strongly endorses the Company’s executive compensation program and recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed under the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion contained in the proxy statement for the 2021 annual meeting of shareholders.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

INFORMATION ON OUR BOARD, ITS COMMITTEES AND
CORPORATE GOVERNANCE

The Board believes that its current composition and leadership structure offers the right balance of experience, qualifications and diversity of perspectives to provide expert and independent oversight of the Company’s business, strategy and management. The Board’s governance and leadership highlights include the following:

•	We do not have a classified or staggered Board.
•	Directors are elected by majority, not plurality, voting.
•	We have a resignation policy for directors who do not receive a majority vote.
•	We conduct a regular Board refreshment process.
•	The average tenure of our independent directors is 8 years.
•	83% of our directors are independent.
•	We do not have the same person occupying the offices of the Chairman of the Board and Chief Executive Officer and our Chairman of the Board is independent.
•	Each of the Audit, Compensation and Nominating and Governance Committees of the Board are comprised entirely of independent directors.
•	All of our directors have real estate and investment management experience.
•	All of our directors are current or past chief executive officers, chief financial officers or chief operating officers.
•	The Board is committed to regular self-evaluation and refreshment practices.
•	We have rigorous stock ownership guidelines for our directors.
•	Each member of the Board has membership in the National Association of Corporate Directors, an independent authority on leading corporate boardroom and governance practices.
•	Our independent directors meet at least quarterly in executive session without management present.

Board Skills, Qualifications and Experience

Our Board members have significant ownership in the Company and they offer the right balance of skills, qualifications, experience, leadership and diversity of perspectives to provide expert and independent oversight over our business and strategy as demonstrated in the chart below:

*	Less than one percent.
(1)	As of April 12, 2021.

(2)	Includes shares of the Company’s common stock, vested RSUs and restricted stock.

Board Leadership Structure

Our Board currently separates the roles of Chairman and Chief Executive Officer, with the Chairmanship being held by Mr. Berce, an independent director.  Mr. Tonkel serves as our Chief Executive Officer, a position held since June 2014.

We recognize that strong independent leadership within our Board is important and believe that having an independent Chairman (or in the absence of an independent Chairman, the addition of a Lead Independent Director) is currently the best corporate governance structure for our Company.  In accordance with our Corporate Governance Guidelines, if our Chairman is not an independent director, the independent directors shall elect a Lead Independent Director who is elected annually to act in a lead capacity to coordinate the actions of the other independent directors, as described below. Our current Chairman, Mr. Berce, is an independent director who coordinates and moderates executive sessions of the Board’s independent directors and acts as principal liaison between the independent directors and the Chief Executive Officer on (i) topics or issues as requested by the independent directors, any committee of the Board or the full Board or (ii) any topic selected by the Chairman. In addition to the duties of all Board members, the Chairman is responsible to ensure that the following functions are addressed as needed or as appropriate, as determined in the good faith and discretion of the Chairman:

•	presiding over non-committee meetings of the non-management independent directors;
•	timing and agendas for Board and committee meetings;
•	nature, quantity, and timing of information provided to the independent directors by the management, including information specifically requested by the Chairman;
•	retention of counsel or consultants who report directly to the Board or to the Chairman;
•	delivery of reports from the Nominating and Governance Committee regarding compliance with and implementation of our corporate governance policies;
•	delivery of reports from the Nominating and Governance Committee regarding recommended revisions to our corporate governance policies;
•

evaluation, along with the members of the Compensation Committee and the full Board, of the Chief Executive Officer’s performance and meeting with the Chief Executive Officer to discuss the Board’s evaluation; and

•	recommending members for various Board committees, as well as selection of the committee chairs.

Independence of our Board

The listing standards of the New York Stock Exchange (the “NYSE”) and our Corporate Governance Guidelines require that a majority of our directors must be independent directors. Our Corporate Governance Guidelines specify that an “independent” director is a director who meets the independence requirements of the NYSE, as then in effect, and of such additional guidelines as our Board may adopt. These categorical standards provide a baseline for determining the independence of members of the Board. The independence standards used by our Board are attached to our Corporate Governance Guidelines, which are available on our website at www.arlingtonasset.com.

In making affirmative independence determinations, the Board broadly considers all relevant facts and circumstances, including, among other factors, any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships to which a director is party. Using these criteria, the Board has affirmatively determined that the following directors have no material relationship with our Company and are independent under the listing standards of the NYSE and our Corporate Governance Guidelines: Daniel E. Berce, David W. Faeder, Melinda H. McClure, Ralph S. Michael, III and Anthony P. Nader, III.

Chief Executive Officer Succession Policy

In order to minimize the potential disruption to our Company upon the resignation, termination, death, disability or other form of absence of our Chief Executive Officer, our Board adopted a Chief Executive Officer Succession Plan Policy (the “CEO Succession Policy”). The CEO Succession Policy is general in nature and intended to provide the Board and Nominating and Governance Committee with contingency procedures upon such a succession of the Chief Executive Officer.

Board Refreshment

Board refreshment is important to our Company. The Nominating and Governance Committee of the Board rigorously evaluates all current directors and director candidates in accordance with the director qualifications described in our Corporate Governance Guidelines.  Consideration of diversity is one of many attributes relevant to any nomination to the Board and is implemented through our Nominating and Governance Committee’s evaluation process.  Director candidates are nominated based on a consideration of each individual’s business experience and skills, independence, diversity, judgment, integrity, and the ability to commit sufficient time and attention to the activities of the Board. Further, the Nominating and Governance Committee annually assesses the composition and needs of the Board as a whole, including with respect to diversity, and such matters are also the subject of full Board discussions.

We believe that diversity is a valuable component of an effective and dynamic board and we will continue to make diversity an integral part of our Board evaluation and nomination process.  As we think about the development of our Board and succession planning over the coming years, we plan to maintain a balance of knowledge, experience and capability on our Board while continuing to focus on improving diversity.  We feel that the aforementioned Board characteristics are in the best interest of our Company and shareholders.

The Nominating and Governance Committee successfully completed our most recent Board refreshment process in 2019 with the appointment of Ms. McClure to serve as an independent director of the Company.

Board Meetings and Executive Sessions of our Non-Management Directors

The Board held a total of nine meetings during 2020.  Each of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board and the Board committees on which they served in 2020.  In accordance with our Corporate Governance Guidelines, our non-management directors are required to meet quarterly without the presence of our management directors.

Board Committees for 2020

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. From time to time the Board may establish other standing or special committees to discharge specific duties delegated to such committees by the Board. The committee membership for 2020 and the number of meetings of each committee during 2020 are described below.  Mr. Tonkel does not serve on any of the Board’s standing committees.

Name	Audit	Compensation	Nominating and Governance
Daniel E. Berce	√	√
David W. Faeder		√ (Chairman)	√
Melinda H. McClure	√		√
Ralph S. Michael, III	√ (Chairman)	√
Anthony P. Nader, III	√		√ (Chairman)
Number of Meetings in 2020	4	6	4

Audit Committee

The current members of the Audit Committee are Mr. Michael, who serves as Chairman, and Mr. Berce, Ms. McClure and Mr. Nader. Among other responsibilities, the Audit Committee assists the Board in monitoring our financial reporting process and is solely responsible for hiring and monitoring the independence and performance of our independent auditors. The Board has determined that each member of the Audit Committee is independent according to the independence standards set forth in the NYSE listing standards and our Corporate Governance Guidelines. In addition, each member of the Audit Committee meets the heightened independence requirements for audit committees specified by Rule 10A-3 under the Exchange Act. The Board has determined that each member of the Audit Committee is financially literate under the standards established by the NYSE. The Board has also determined that each of Messrs. Michael, Berce, Nader and Ms. McClure are qualified as an “audit committee financial expert” within the meaning of applicable SEC rules and possess related financial management expertise within the meaning of the listing standards of the NYSE. The Board has adopted a written charter for the Audit Committee, a current copy of which is available to shareholders on our website at www.arlingtonasset.com. For additional information on our Audit Committee’s oversight of our financial reporting process, please refer to “Audit Committee Report” in this proxy statement. For additional information on the Audit Committee’s role in risk management see “Risk Oversight” below.

Compensation Committee

The current members of the Compensation Committee are Mr. Faeder, who serves as Chairman, and Messrs. Berce and Michael. The Board has determined that each member of the Compensation Committee is independent according to the independence standards set forth in the NYSE listing standards and our Corporate Governance Guidelines. The Compensation Committee reviews our compensation plans and makes recommendations concerning those plans and concerning executive officer compensation. The Board has adopted a written charter for the Compensation Committee, a current copy of which is available to shareholders on our website at www.arlingtonasset.com. For additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation, please refer to “Compensation Discussion and Analysis” and “Compensation Committee Report” in this proxy statement.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Mr. Nader, who serves as Chairman, and Mr. Faeder and Ms. McClure. The Board has determined that each member of the Nominating and Governance Committee is independent according to the independence standards set forth in the NYSE listing standards and our Corporate Governance Guidelines. The Nominating and Governance Committee assists the Board in identifying qualified and diverse individuals to become Board members, plays a leadership role in shaping the governance of our Company, engages in management succession planning and development, and oversees the evaluation of the Board. The Board recently enhanced its oversight regarding environmental, social and governance (“ESG”) matters by charging the Nominating and Governance Committee with monitoring and overseeing the Company’s initiatives regarding ESG matters.  The Board has adopted a written charter for the Nominating and Governance Committee, a current copy of which is available to shareholders on our website at www.arlingtonasset.com.

Code of Ethics

We have not adopted a code of ethics that applies only to our principal executive officer, principal financial officer and principal accounting officer because the Board has adopted a Statement of Business Principles that is broadly written and covers these officers and their activities as well as all officers, directors and employees of the Company. Our Statement of Business Principles is available on our website at www.arlingtonasset.com.

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including our Bylaws, Corporate Governance Guidelines, Statement of Business Principles and the charters of each of the committees of our Board, on our website at www.arlingtonasset.com. Our corporate governance materials may be obtained free of charge by submitting a written request to the Corporate Secretary c/o Arlington Asset Investment Corp., 6862 Elm Street, Suite 320, McLean, Virginia 22101.

Director Nominations

Our Nominating and Governance Committee’s responsibilities, as noted above and as described in its charter, include seeking, screening and recommending director candidates for nomination to serve on the Board on behalf of the Board. Our Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Governance Committee with respect to identifying and evaluating director candidates. The Nominating and Governance Committee may identify potential Board candidates from a variety of sources, including recommendations from our management and our shareholders.

Process for Identifying and Evaluating Director Candidates

The full Board reviews the composition of the Board on a regular basis in order to ensure that the Board is comprised of members that have the experience, qualifications and diversity of perspectives necessary to ensure expert and independent oversight of the Company’s strategy and management. The Board believes that the long-term interests of our shareholders are best served by a Board that strikes a balance between continuity of institutional knowledge and fresh, diverse perspectives. To that end, the Board’s most recent recruitment and selection process conducted in 2019 resulted in the appointment of Ms. McClure, which we believe added a Board member with a broad and diverse background that compliments the current strengths and experience of our other Board members.

The Nominating and Governance Committee rigorously evaluates all director candidates in accordance with the director qualifications described in our Corporate Governance Guidelines, a copy of which is available on our website at www.arlingtonasset.com, to ensure a continued match of their skill sets against the needs of the Company. The Nominating and Governance Committee evaluates properly submitted shareholder nominations no differently than other nominations. In accordance with our Corporate Governance Guidelines, the Nominating and Governance Committee considers, among other things, business experience and skills, independence, diversity, judgment, integrity, the ability to commit sufficient time and attention to the activities of the Board, the absence of any potential conflicts with our interests, and such other factors as it deems appropriate given the current needs of the Board and our Company to maintain a balance of knowledge, experience and capability. The Nominating and Governance Committee recommends candidates based on its consideration of each individual’s specific skills and experience and its annual assessment of the composition and needs of the Board as a whole, including with respect to diversity. Consideration of diversity, as one of many attributes relevant to a nomination to the Board, is implemented through the Nominating and Governance Committee’s evaluation process. In particular, the Nominating and Governance Committee obtains and reviews questionnaires, interviews candidates as appropriate and engages in thorough discussions at committee meetings in an effort to identify the best candidates and to populate an effective Board. The effectiveness of the Board’s diverse mix of viewpoints, backgrounds, experience, expertise, skills and other demographics are considered as part of the Nominating and Governance Committee’s annual assessment.

Although we do not have a formal policy regarding diversity on our Board of Directors, as we continue to refresh our Board over time, the Board and Nominating and Governance Committee considers diversity of race, ethnicity, gender, age, experience and background important factors in relation to its evaluation of director candidates and potential nominees.

Communications with the Board and Chairman of the Board

Shareholders and other persons wishing to communicate with the Board should send any communication in writing to our Corporate Secretary c/o Arlington Asset Investment Corp., 6862 Elm Street, Suite 320, McLean, Virginia 22101.  Any such communication from shareholders must state the number of shares of common stock beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board, a committee of the Board, the Chairman or to any other individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or otherwise inappropriate, the Corporate Secretary is authorized by the Board to discard the communication or take appropriate legal action regarding the communication.

Environmental Responsibility

We are continually committed to various environmental issues and are actively focused on the management and improvement of the Company’s efforts regarding environmental factors that are relevant to our business.  As the Company continues to seek alternative investment opportunities, the Company has begun seeking investment opportunities that are environmentally friendly such as residential solar panel related loans.  We also recently enhanced our oversight of ESG matters by the Board charging its Nominating and Governance Committee with monitoring and overseeing the Company’s initiatives regarding ESG matters.

We are committed to minimizing the overall environmental impact of our operations and strive to use our resources efficiently.  Our corporate headquarters is located in an office space of less than 3,000 square feet.  As an investment firm with a total of 12 employees and minimal office space, our business operations have a relatively modest environmental footprint.  Additionally, our corporate headquarters are located in McLean, VA with access to public transportation and we allow all of our employees to periodically work remotely which further reduces our environmental footprint by generally lowering vehicle emissions.  We are also committed to various “green” initiatives demonstrated by the following:

•	Office cleaning and pest control conducted with specific green products;
•	Single stream recycling as well as recycling containers at all desks and common areas;
•	E-cycling pick-ups and coordination of other recycling initiatives;
•	Water cooler accessibility;
•	Motion sensor control lighting in certain areas;
•	Printers and copiers are ENERGY STAR® qualified and RoHS compliant to restrict the use of hazardous substances; and
•	Reusable kitchen supplies.

Also, in order to reduce the impact on the environment of our annual proxy solicitation, we have opted to make this proxy statement and our Annual Report available electronically via the Internet, as permitted by SEC rules, rather than in printed form. This “e-proxy” process limits the printing and mailing of this proxy statement which reduces the overall environmental impact as we are no longer printing and delivering high volumes of materials.  We are continually committed to various environmental issues and are actively focused on the management of such issues.

Social Responsibility

We recognize that the success of our company is contingent on our employees. We first and foremost prioritize the safety and health of our employees.  At the onset of COVID-19, we promptly and securely transitioned the Company’s employees to a fully virtual work environment.  We also provide our highly skilled employees an engaging, rewarding, supportive and inclusive environment to grow professionally and contribute to the growth and success of the Company. We are committed to providing the best possible climate for maximum development and goal achievement for all of our employees. Our practice is to treat each employee as an individual while developing a spirit of teamwork.  In order to maintain an atmosphere where these goals can be accomplished, we provide a comfortable and progressive workplace. Most importantly, we have a workplace where communication is open and problems can be discussed and resolved in a mutually respectful atmosphere. We take into account individual circumstances and the individual employee.  We firmly believe that with direct communication, we can continue to resolve any difficulties that may arise and develop a mutually beneficial relationship with our employees.

As a result of our attention to a safe and healthy workplace environment, our current employees have an average tenure of over 14 years.

Shareholder Engagement

We believe that regular, transparent communication with our shareholders is essential, and the input of our shareholders helps us better evaluate our business, corporate governance and our executive compensation practices. Through these engagements, we seek to ensure that corporate governance practices accommodate the priorities of our shareholders.  Through our outreach program, members of our management team seek to meet regularly with a significant number of our shareholders to discuss our investment portfolio strategy, financial and operating performance, capital allocation, corporate governance and executive compensation practices and to solicit feedback on these and a variety of other topics.  We also utilize our proxy season to further engage with our shareholders and have engaged a proxy solicitation and corporate advisory firm to help facilitate our outreach program to help successfully cultivate the strongest possible relationship with our shareholders and to obtain feedback and address any questions regarding our investment strategy and executive compensation program.

Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the Board. The Audit Committee receives reports from management and its internal auditor, at least quarterly, regarding the Company’s performance, market conditions and assessments of risks that may impact the Company, as well as reports regarding the strategies used to hedge the exposure to market risk, including interest rate, prepayment, extension, spread, credit, liquidity and regulatory risk.  The Audit Committee also receives and discusses regular and required communications from the Company’s independent registered public accounting firm regarding, among other things, the Company’s internal controls. In addition to discussion of these reports, the Audit Committee holds separate quarterly executive sessions with one or more of the chief financial officer, the chief accounting officer, the Company’s internal auditor, and representatives of the Company’s independent public accounting firm to discuss any matters that the Audit Committee or these persons believe should be discussed in the absence of other members of management.  While the Board (through the Audit Committee) oversees our operational policies and risk management, our management team is responsible for the day-to-day risk management processes and provides periodic reviews to the Board.  We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company.

The Board also evaluates the threat of cybersecurity to the Company’s operations and information technology systems.  In light of the increasing cyber threats to all companies, the Company regularly engages a third-party cybersecurity consultant to test and evaluate the security posture of the Company’s information technology and physical security systems.  The Company conducts this analysis to provide the Board with a full review of potential threat detection and remediation recommendations to enhance the Company’s systems.

Director Attendance at the Annual Meeting

In accordance with our Corporate Governance Guidelines, directors are expected to attend our Annual Meeting of shareholders, unless excused by the Chairman (or in the absence of an independent Chairman, the Lead Independent Director) with good cause.  All of our current directors attended the 2020 annual meeting of shareholders.

Contributions to Charitable Entities

During the past three fiscal years, we have not made any charitable contributions to any charitable organization for which any of our directors served as an executive officer.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of the following non-employee directors, all of whom are independent according to the standards set forth in the NYSE listing standards and our Corporate Governance Guidelines: Messrs. Faeder (Chairman), Berce and Michael. None of the current members of the Compensation Committee has ever served as an officer or employee of our Company or had any relationship with our Company requiring disclosure as a related party transaction under the applicable SEC rules.  Further, during 2020, none of our executive officers serve as:

•

a member of the compensation committee (or equivalent) of any other entity, of whose executive officers served as one of our directors or was an immediate family member of a director; or served on our Compensation Committee; or

•	a director of any other entity, one of whose executive officer or their immediate family member served on our Compensation Committee.

Director Stock Ownership Guidelines

Under our ownership guidelines, each member of the Board who is not also an executive officer is required to retain 100% of any equity awards made to such director from and after February 9, 2011 until the date on which the director is no longer a director of our Company.

Director Compensation

Compensation for our non-employee directors is established by our Compensation Committee to provide an appropriate level of compensation relative to the work required for service on our Board, as well as to director compensation practices in the competitive market. Our Compensation Committee periodically, and at least annually, reviews non-employee director compensation to assure that individual cash components and equity awards are appropriately positioned.  Below are certain highlights of the Company’s non-employee compensation program, which are consistent with recognized best practice:

•	No separate meeting fees are paid to our directors, as meeting attendance is an expected part of board service;
•

Approximately half of total director compensation is in RSUs that are fully-vested at grant, to avoid entrenchment, but are required to be held for the duration of service on the Board, increasing alignment of interests with shareholders;

•	Additional annual cash retainers are provided for special roles such as Chairman of the Board and committee chairs to recognize their incremental time and effort; and
•	No benefits or perquisites are provided to non-employee directors.

Our non-employee director compensation for 2020 included:

Element	Amount
Annual Cash Retainer	$80,000
Annual RSU Grant	$80,000
Chairman of the Board Retainer	$25,000
Audit Committee Chair Premium	$20,000
Nominating and Governance Committee Chair Premium	$10,000
Compensation Committee Chair Premium	$10,000

We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board and its committees and corporate events that directors may be asked to attend.

Director Compensation for 2020

The following table contains compensation information for each of our non-employee directors who served on the Board during the year ended December 31, 2020.  Mr. Tonkel, Jr., our President and Chief Executive Officer, did not receive any compensation for his service as a member of the Board in 2020.

Name	Fees Earned or Paid in Cash(1)	Grant Date Fair Value of RSUs Awarded(2)	Total Compensation
Daniel E. Berce	$105,000	$80,000	$185,000
David W. Faeder	$90,000	$80,000	$170,000
Melinda H. McClure	$80,000	$80,000	$160,000
Ralph S. Michael, III	$100,000	$80,000	$180,000
Anthony P. Nader, III	$90,000	$80,000	$170,000

(1)

As stated above, includes an annual cash retainer paid to each of our non-employee directors.  Additionally, includes retainer for Mr. Berce’s service as Chairman of the Board and retainers for Audit, Nominating and Governance, and Compensation Committee Chair positions for Messrs. Michael, Nader and Faeder, respectively.  The amounts do not reflect any cash dividend equivalent payments made to each non-employee director related to their outstanding RSUs.

(2)

In fiscal year 2020, each non-employee director received an award of RSUs with the number of awards calculated to target the grant date values listed in this column, with each RSU valued at $3.62, the closing price of our common stock on the NYSE on the grant date. The amounts in this column reflect the grant date fair value calculated in accordance with FASB ASC Topic 718 for awards granted to non-employee directors during the fiscal year ended December 31, 2020; however, the amounts do not reflect any cash dividend equivalent payments made to each non-employee director related to their outstanding RSUs. The RSUs vest immediately on the award grant date.  For more information regarding the valuation of RSU awards granted by us to our non-employee directors, please refer to Note 16 in the notes to our consolidated financial statements included in our Annual Report.

The following chart compares our director median pay compared to the director median pay of our Compensation Peer Group (as defined below under “Compensation Peer Group Analysis”) for 2019, the most recently available data for the Compensation Peer Group (Data Source: Third-party independent data provider that collects data directly from public company filings):

Annual Grant of RSUs to Non-Employee Directors

On June 8, 2020, the date of our 2020 annual meeting of shareholders, each of our then non-employee directors received an annual grant of 22,099 RSUs having an aggregate grant date fair value of $80,000, based on the closing sale price of our common stock on the NYSE on June 8, 2020.  The RSUs were granted pursuant to the 2014 Long-Term Incentive Plan.

A non-employee director’s interest in RSUs awarded pursuant to our 2014 Long-Term Incentive Plan vests immediately on the award grant date. These vested RSUs are converted into shares of our common stock on a one-for-one basis, with any fractional shares being settled in cash, upon the later of the date the director separates from our service or the first anniversary of the grant date (the “Settlement Date”). If a change in control occurs before the Settlement Date, the settlement will occur on the control change date.

Prior to the effectiveness of our 2014 Long-Term Incentive Plan on July 15, 2014, we awarded RSUs to our non-employee directors pursuant to the Company’s 2011 Long-Term Incentive Plan, the Company’s 2004 Long-Term Incentive Plan, the FBR Stock and Annual Incentive Plan or the Company’s Non-Employee Director Stock Compensation Plan (collectively, the “Past Plans”). A non-employee director’s interest in RSUs awarded pursuant to one of the Past Plans vested if he served on our Board from the date of grant until the first anniversary of the award. Vested RSUs awarded under the Past Plans ordinarily are converted to shares of common stock on a one-for-one basis, with any fractional share being settled in cash, one year after the participant ceases to be a member of our Board.

RSUs do not have any voting rights but are entitled to cash dividend equivalent payments.

The following table sets forth certain information regarding RSUs granted in 2020 to our non-employee directors as discussed above:

Name	Aggregate Number of RSUs Awarded	Grant Date Fair Value of RSUs Awarded(1)	Aggregate Number of RSUs Outstanding at Fiscal Year End
Daniel E. Berce	22,099	$80,000	71,319
David W. Faeder	22,099	$80,000	61,823
Melinda H. McClure	22,099	$80,000	37,707
Ralph S. Michael, III	22,099	$80,000	90,108
Anthony P. Nader, III	22,099	$80,000	56,830

(1)	The grant date fair value is calculated in accordance with FASB ASC Topic 718 and is based on the last sale price of our common stock on the NYSE on June 8, 2020, which was $3.62.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers for the year ended December 31, 2020 were J. Rock Tonkel, Jr., President and Chief Executive Officer, and Richard E. Konzmann, Executive Vice President, Chief Financial Officer and Treasurer.  Messrs. Tonkel and Konzmann have been appointed by our Board to serve as our executive officers for the fiscal year ending December 31, 2021.

J. ROCK TONKEL, JR., age 58, is our President and Chief Executive Officer, a position he has held since June 2014. He also has served as a director of the Company since March 2007. From February 2007 until June 2014, he served as our President and Chief Operating Officer. From April 2004 to February 2007, Mr. Tonkel served as President and Head of Investment Banking at FBR.  Prior to this service, Mr. Tonkel served as Executive Vice President and Head of Investment Banking at FBR, a position he assumed in February 2002.  Mr. Tonkel joined FBR in 1994 as a Managing Director and Head of Investment Banking’s financial institutions group.  Prior to joining FBR, Mr. Tonkel served as Special Assistant to the Director of the Office of Thrift Supervision, the regulatory agency for the savings and loan industry under the U.S. Department of Treasury.

RICHARD E. KONZMANN, age 52, is our Executive Vice President, Chief Financial Officer and Treasurer, a position he has held since March 2015. Prior to joining the Company, Mr. Konzmann was employed by American Capital, Ltd. (NASDAQ: ACAS), a publicly traded private equity firm and global asset manager of publicly traded mortgage real estate investment trusts, business development companies and private equity funds. While at American Capital, Ltd., Mr. Konzmann served as Senior Vice President, Accounting from 2006 to March 2015, Vice President, Accounting from 2003 to 2005 and Corporate Controller from 2002 to 2003. From 1993 to 2002, Mr. Konzmann served in various controllership, finance and asset management roles with Crestline Capital Corporation (NYSE: CLJ) and Host Marriott Corporation (NYSE: HMT). From 1990 to 1993, Mr. Konzmann was employed with the public accounting firm Deloitte and Touche LLP. Mr. Konzmann is a Certified Public Accountant.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the record date, April 12, 2021, certain information concerning the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our executive officers, (iii) all of our executive officers and directors as a group and (iv) each person known to us to be the owner of more than 5% of our common stock.

For purposes of the table below, beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless indicated otherwise in the footnotes to the table below, each individual has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person. The address of each individual listed in the table is c/o Arlington Asset Investment Corp., 6862 Elm Street, Suite 320, McLean, Virginia 22101.

Name of Beneficial Owners	Number of Shares of Common Stock		Percent of Class(1)
J. Rock Tonkel, Jr.	624,963	(2)	1.9%
Daniel E. Berce	86,319	(3)		*
David W. Faeder	61,823	(3)		*
Richard E. Konzmann	130,482	(4)		*
Melinda H. McClure	37,707	(3)		*
Ralph S. Michael, III	97,433	(3)		*
Anthony P. Nader, III	56,830	(3)		*
All executive officers and directors (7 persons)	1,095,557		3.3%
5% Holders:
BlackRock, Inc.	2,989,948	(5)	8.9%
The Vanguard Group	1,670,216	(6)	5.0%

*	Less than one percent.
(1)

Based on 33,481,181 shares of common stock outstanding as of April 12, 2021. Shares of common stock subject to options or other awards currently exercisable, or exercisable within 60 days of April 12, 2021, are deemed outstanding for computing the percentage of the class owned by the person holding such options, but are not deemed outstanding for computing the percentage of the class owned by any other person.

(2)

The number of shares of common stock shown as beneficially owned by Mr. Tonkel in the table above includes 145,848 shares of restricted stock (including earned dividend equivalent shares) granted on July 1, 2019, July 1, 2020 and February 3, 2021 upon earning ROE PSUs awarded in 2018, 2019 and 2020 pursuant to the Company’s 2014 Long-Term Incentive Plan.  The vesting schedule provides that these shares of restricted stock will vest and become nonforfeitable on the second anniversary of the date of grant.  The number of shares of common stock shown above excludes 2,500 shares held in an irrevocable family trust.  Mr. Tonkel does not exercise voting or investment power over these 2,500 shares and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the family trust.

(3)

The number of shares of common stock shown as beneficially owned by each of our directors and director nominees in the table above includes vested RSUs that we have awarded to our directors pursuant to the Company’s 2014 Long-Term Incentive Plan and the Past Plans, in the following amounts: Mr. Berce — 71,319 RSUs; Mr. Faeder —61,823 RSUs; Ms. McClure — 37,707 RSUs; Mr. Michael — 90,108 RSUs and Mr. Nader — 56,830 RSUs. Vested RSUs are converted to shares of common stock upon the director ceasing to be a member of our Board. See “Information on our Board, its Committees and Corporate Governance — Director Compensation for 2020 — Annual Grant of RSUs to Non-Employee Directors.” RSUs do not have any voting rights but are entitled to cash dividend equivalent payments.

(4)

The number of shares of common stock shown as beneficially owned by Mr. Konzmann in the table above includes 65,631 shares of restricted stock (including earned dividend equivalent shares) granted on July 1, 2019, July 1, 2020 and February 3, 2021 upon earning ROE PSUs awarded in 2018, 2019 and 2020 pursuant to the Company’s 2014 Long-Term Incentive Plan.  The vesting schedule provides that these shares of restricted stock will vest and become nonforfeitable on the second anniversary of the date of grant.

(5)

Based solely on information contained in a Schedule 13G filed by BlackRock, Inc. on behalf of itself and certain of its affiliates, with the SEC on January 28, 2021.  The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)

Based solely on information contained in a Schedule 13G filed by The Vanguard Group on behalf of itself and certain of its affiliates, with the SEC on February 8, 2021.  The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2020, information with respect to compensation plans under which equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans Approved by Shareholders	778,076	$—	816,200
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	778,076	$—	816,200

(1)

Consists of awards granted under the 2014 Long-Term Incentive Plan and the Past Plans. This amount includes 377,630 RSUs (as of March 31, 2021, these outstanding RSUs were reduced to 357,936 RSUs due to the vesting of 19,694 RSUs on January 1, 2021) and 400,446 PSUs which represent the number of PSUs that were potentially able to be earned at target, excluding dividend reinvestments (as of March 31, 2021, these outstanding PSUs were reduced to 318,322 PSUs due to 82,124 ROE PSUs being earned on February 3, 2021). There is not a weighted-average exercise price for these RSUs and PSUs.  There are no options or SARs outstanding.  The Past Plans have been replaced by the 2014 Long-Term Incentive Plan, but the terms of awards previously granted pursuant to the Past Plans remain the same.

(2)

Consists of shares of common stock available for issuance under the 2014 Long-Term Incentive Plan, which may be subject to awards of stock options, stock appreciation rights, shares of restricted stock, RSUs and PSUs. Shares covered by outstanding awards granted pursuant to the 2014 Long-Term Incentive Plan or any Past Plan become available for future grants under the 2014 Long-Term Incentive Plan if the award is canceled, terminated, forfeited or otherwise settled without the issuance of shares subject to such award.  As of March 31, 2021, if “target” performance is achieved and the outstanding PSUs, excluding dividend reinvestments, are earned under 2014 Long-Term Incentive Plan then the Company would currently have 415,754 shares remaining available to grant under the 2014 Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions With Related Persons

Our policy and practice is not to enter into any related party transaction with any of our executive officers or directors (or transactions not in the ordinary course of business or not performed on standard market terms with shareholders known to beneficially own over 5% of a class of our voting securities or their related persons), unless the transaction is approved by a majority of our disinterested directors. Pursuant to its charter, the Audit Committee is responsible for reviewing and approving all transactions between our Company and any related person that are required to be disclosed pursuant to Item 404 of SEC Regulation S-K. In addition, pursuant to its charter, the Nominating and Governance Committee periodically reviews our conflict of interest policies as set forth in our Statement of Business Principles concerning directors and executive officers, and reviews with management our procedures for implementing and monitoring compliance with the conflict of interest policies.

As previously disclosed, effective December 31, 2019, Eric F. Billings retired as Executive Chairman of the Company.  In connection with his retirement, Mr. Billings and the Company entered into a Retirement and Consulting Agreement on June 6, 2019 (the “Consulting Agreement”).  Pursuant to the Consulting Agreement, Mr. Billings continued to serve as the Company’s Executive Chairman and a director until December 31, 2019.  Until December 31, 2019, he continued to receive his base salary and remained eligible to earn an annual incentive bonus for 2019. The Consulting Agreement provided that (i) on December 31, 2019, Mr. Billings retire from all positions with the Company, including from the Board, and (ii) on January 1, 2020, he would begin a two-year consulting term with the Company.

Pursuant to the Consulting Agreement, Mr. Billings was granted RSUs on July 1, 2019 equal to a number of shares of the Company’s common stock having a value on July 1, 2019 of $600,000.  These RSUs were/are scheduled vest equally on each of January 1, 2020, July 1, 2020, January 1, 2021, July 1, 2021 and January 1, 2022, subject to Mr. Billings’ continued provision of consulting services to the Company. The RSUs will vest sooner upon (i) certain terminations of Mr. Billings’ employment or service or (ii) a change in control of the Company if the buyer does not assume the award or, if assumed, Mr. Billings’ employment or service is terminated without cause or he resigns with good reason.

Pursuant to the Consulting Agreement, (i) one existing restricted stock award (covering 27,994 shares of common stock) vested on December 31, 2019, (ii) one existing restricted stock award (covering 36,692 shares of common stock) vested on December 31, 2019, and (iii) two existing PSU awards (covering 77,394 PSUs) were to remain outstanding (of which 33,273 of these PSUs were not earned and are no longer outstanding), subject to Mr. Billings’ continued employment or service, and will vest to the extent that the related performance objectives are achieved.

From January 1, 2020 to January 1, 2022 (the “Consulting Term”), Mr. Billings is entitled to an annual consulting fee of $500,000.  The Company will also pay Mr. Billings a “COBRA supplement” for each month during the Consulting Term.  In lieu of providing an office to Mr. Billings, the Company was required to pay him $20,000 in each of 2020 and 2021.

Pursuant to the Consulting Agreement, Mr. Billings’ Change in Control Continuity Agreement that was in place with the Company was terminated effective December 31, 2019.  In addition, Mr. Billings will be restricted from engaging in the mortgage REIT business and soliciting the Company’s employees through December 31, 2022. The Consulting Agreement also contains customary release of claims and non-disparagement provisions.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our compensation strategy, policies, programs and practices for our executive officers that served during the year ended December 31, 2020.  Our executive officers for the year ended December 31, 2020 were J. Rock Tonkel, Jr., President and Chief Executive Officer, and Richard E. Konzmann, Executive Vice President, Chief Financial Officer and Treasurer.

The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of the Company’s directors and officers. In furtherance of this role, the Compensation Committee seeks to attract and retain high-quality leadership and ensure that the Company’s executive compensation strategy supports the Company’s objectives and shareholder interests. In this Compensation Discussion and Analysis, we sometimes refer to the Compensation Committee as the “Committee.”

Executive Summary

Our Business

We are an investment firm that focuses primarily on investing in mortgage related assets.  We may also invest in other asset classes that our management team believes may offer attractive risk adjusted returns, such as real estate assets or investments outside the real estate or mortgage asset classes. Our investment capital is currently allocated between agency MBS, mortgage credit investments and MSR related assets.  Our agency MBS consist of residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by either a U.S. government sponsored enterprise (“GSE”), such as Fannie Mae and Freddie Mac, or by a U.S. government agency, such as the Government National Mortgage Association. Our mortgage credit investments generally include investments in mortgage loans secured by either residential or commercial real property or MBS collateralized by residential or commercial mortgage loans (“non-agency MBS”).  The principal and interest of our mortgage credit investments are not guaranteed by a GSE or a U.S government agency.  Our MSR related assets represent investments for which the return is based on the economic performance of a pool of specific MSRs.

We believe we leverage prudently our investment portfolio, as we seek to increase potential returns to our shareholders. We fund our investments primarily through short-term financing arrangements, principally though repurchase agreements. We enter into various hedging transactions to mitigate the interest rate sensitivity of our cost of borrowing and the value of our fixed-rate mortgage investment portfolio.

We are a Virginia corporation.  We are internally-managed and we do not have an external investment advisor.

Overview of 2020 Market Conditions

During the first quarter of 2020, the global health crisis caused by COVID-19 rapidly led to an unprecedented forced shutdown of large portions of the global economy creating uncertainty and very challenging market conditions.  This uncertainty surrounding the magnitude and length of the economic impact of COVID-19 quickly led to extreme market volatility and dislocations in the financial markets resulting in significant spread widening on most fixed income assets, interest rate volatility, a sharp selloff in equities, substantial liquidity strains, and significantly less price transparency of financial assets.  Throughout the first and second quarters of 2020, we took strategic actions to reduce risk by lowering our leverage and increasing our liquidity position.

During that period, agency mortgage spreads widened significantly until actions by the U.S. Federal Reserve to provide support by aggressively resuming purchases of U.S. Treasury securities and agency MBS.  These severe dislocations in the market also led to substantial declines in the market prices of non-agency MBS.  Funding markets became extremely strained, characterized by limited availability as well as increased pricing and haircuts.  Margin calls along with fund redemptions led to selling pressures in mortgage investments contributing to the decline in pricing beginning in the first quarter of 2020.

In response to these market conditions, the Company prioritized the preservation and protection of the Company’s balance sheet through low leverage and substantial liquidity.  The Company focused on an initiative of diversifying risk and establishing multiple sources of income while retaining sufficient liquidity to both sustain substantial ongoing financial flexibility through various market conditions and benefit from the optionality to capture opportunities from situations that may arise over time.

Our Performance Highlights

The following are some key financial and operational highlights for the year ended December 31, 2020:

•	We prioritized the health and safety of all of our employees by promptly and securely transitioning the Company to a fully virtual work environment at the onset of COVID-19;
•	We generated $0.33 per diluted common share of non-GAAP core operating income for 2020 (as defined in our Annual Report)(1);
•

We improved our cost structure by reducing our general and administrative expenses by 16% from the prior year.  The decrease in general and administrative expenses is primarily due to a decrease in compensation and benefits expense which decreased by 29.4% from the prior year.

•

We lowered the Company’s total “at-risk” leverage to 2.4 to 1 at December 31, 2020 compared to 8.7 to 1 at December 31, 2019(2), which provides for reduced book value volatility and enhanced portfolio resiliency going forward;

•	We diversified our investment portfolio as part of our overall risk management;
•	We established a strategic relationship to invest in the economics of MSRs;
•	We maintained all of our key repo financing relationships funding capacity; and
•	We repurchased 10% of the Company’s outstanding common shares during the year that accreted $0.29 per share to the Company’s book value.

(1)	For a reconciliation of non-GAAP core operating income to GAAP pre-tax income or loss, see “—Reconciliation of Non-GAAP Measures”.
(2)

The Company’s “at risk” leverage ratio is measured as the ratio of the sum of the Company’s repurchase agreement financing, net payable or receivable for unsettled securities and net contractual price of to-be-announced agency MBS commitments less cash and cash equivalents to the Company’s investable capital measured as the sum of the Company’s shareholders’ equity and long-term unsecured debt.

Our Performance Compared to U.S. Mortgage REIT Peers

We recognize that 2020 was a very challenging year for our shareholders and stakeholders with market turmoil driven by COVID-19.  Against that backdrop however, our executive officers’ successfully navigated the Company through conditions characterized by extreme market volatility and dislocations in the financial markets.  While our performance did not meet our expectations, we performed at the median level as compared to the companies listed in the FTSE NAREIT Mortgage Home Financing Index.  The following graph compares the total shareholder return, as measured by the common stock price change plus dividends on a compound, reinvested basis, for the one-year performance period ended December 31, 2020 (Source: Bloomberg):

From the onset of COVID-19, the Board and Compensation Committee was focused on its oversight and risk management responsibilities. The Board and Compensation Committee met frequently, both formally and informally, throughout the year to receive reports from our executive officers about the Company’s response to COVID-19, working conditions for our employees, and the impact of COVID-19 on the Company’s operations and investment portfolio.  The Board is grateful for the executive officers’ leadership and efforts in leading the Company through these challenging and uncontrollable circumstances.  The Compensation Committee determined that Messrs. Tonkel and Konzmann were instrumental in leading the Company through the extreme challenges in 2020 brought on by COVID-19, while continuing to achieve the various accomplishments listed above.  These achievements, in addition to others, are further discussed under “2020 Annual Performance-Based Cash Bonus Opportunities”.

Summary of Total Direct Compensation Program Elements

In 2020, the Compensation Committee continued its approach to executive compensation with the overarching goals of linking pay-for-performance, aligning the interests of management with those of shareholders and retaining top management talent. Our executive compensation program continued to include many performance-based features to provide incentives for our executive officers to achieve both short- and long-term business objectives and was designed to include three direct compensation components: base salary, annual cash incentive and long-term equity incentive compensation opportunities for each executive.  In this regard, the following chart illustrates the performance-based structure of the total target compensation for each of our executive officers in 2020:

Target Compensation Structrure

Performance-Based
Long-Term Equity Incentive
Short-Term Cash Incentive
Compensation Components
Base Salary
Fixed

Summarized below is a description of our three direct compensation components and their principal contribution to our compensation objectives, as well as highlights of the key actions and decisions made with respect to each component for 2020.

Compensation Type		Pay Element	Compensation Objectives and Key Highlights
FIXED	Cash Compensation	Base Salary

Objectives and Principal Contributions of Compensation Component

•  Base salaries provide a minimum level of fixed cash compensation.  The Compensation Committee annually analyzes and sets base salaries using a variety of factors, including competitive market data, scope of the individual’s role in the organization, the individual’s level of experience and individual performance and potential.

2020 Key Highlights

•  Base salaries for Messrs. Tonkel and Konzmann were unchanged in 2020 as compared to 2019.

•  Mr. Tonkel has not received an increase in base salary since becoming Chief Executive Officer in 2014 and Mr. Konzmann has not received an increase in base salary since 2016.

PERFORMANCE-BASED	Cash Compensation	Annual Cash Incentive

Objectives and Principal Contributions of Compensation Component

•  From the onset of COVID-19, the Compensation Committee discussed the potential need for certain performance goal revisions from the prior year annual performance metrics and goals related to the executive officers’ annual performance-based cash incentive.  The Committee met multiple times throughout 2020 to discuss these performance metrics and goals focusing on the necessity to properly incentivize our executive officers while still working to maintain certain performance goals.  Ultimately, in light of the business disruption and impact of COVID-19, the Committee determined that due to the uncertainty and related challenges in establishing appropriate quantitative performance measurements, it was most appropriate to incorporate the Committee’s full discretion, through a set of qualitative performance measurement criteria, to be used in the Committee’s evaluation of the executive officers’ performance related to their annual performance-based cash incentive award.  The Compensation Committee believes this goal revision from the prior year goals was necessary and appropriate to properly incentivize our executive officers in 2020.

•  Each executive was eligible to earn between 0% and 200% of his target bonus opportunity, based on performance achievements relative to the specific goals discussed below.  Target bonus opportunities were 100% of base salary for Messrs. Tonkel and Konzmann.

•  The target bonus opportunity was based on a subjective assessment of the executives’ performance based on a set of qualitative measurement criteria.

➣The Compensation Committee believes that these qualitative criteria were key to aligning our executive officers’ interests with our shareholders and stakeholders by incentivize our officers to focus not only on financial results, efficiency and stability, but also other areas of acute interest to our shareholders, such as risk management, employee safety, balance sheet protection, corporate governance and expense management while continuing to attempt to deliver sustainable, long-term value.

2020 Key Highlights

•  The Compensation Committee determined that, based on its subjective assessment and evaluation of the achievement of the predetermined measurement criteria, including a review of a self-assessment provided by the Company’s executives, Messrs. Tonkel and Konzmann exhibited great leadership and effort in leading the Company through the challenges and uncontrollable circumstances during 2020 and therefore merited a payout of the annual bonus due to the accomplishment of the established measurement criteria (in particular, the key accomplishments discussed below under “2020 Annual Performance-Based Cash Bonus Opportunities”).

•  The Compensation Committee ultimately determined that our executive officers each earned bonuses of 65% of target for Mr. Tonkel and 75% of target for Mr. Konzmann, each lower by approximately 32% from their prior year cash bonuses.

Going Forward

•  With the markets beginning to stabilize following the impact from COVID-19, the Compensation Committee is conducting a thorough review, in consultation with Semler Brossy, of our short-term incentive program with the intent to return to a more balanced performance measurement structure that will include both quantitative and qualitative performance measurement criteria.

PERFORMANCE-BASED	Equity Compensation	Long- Term Equity Incentive

Objectives and Principal Contributions of Compensation Component

•  Our performance-based long-term equity incentive program (the “PSU Program”) for 2020 consisted of grants of three types of PSUs designed to provide an incentive compensation opportunity that balances the Company’s internal financial objectives and external market performance.

➣“Book Value PSUs” are eligible to vest between 0% and 250% of the target number of PSUs, based on the compound annualized growth in the Company’s tangible book value per common share plus dividends on a reinvested basis over a three-year performance period.

➣“Relative TSR PSUs” are eligible to vest between 0% and 250% of the target number of PSUs, based on the Company’s compound annualized total shareholder return (“TSR”), which includes share price changes plus dividends on a compound, reinvested basis, over a three-year performance period as measured relative to a competitive peer group, consisting of the companies listed in the FTSE NAREIT Mortgage Home Financing Index.  If TSR during the measurement period is negative, the percentage of the Relative TSR PSUs earned are capped at a maximum of 100% of target.

➣“ROE PSUs” are eligible to vest “all or nothing” on the third anniversary of the grant date, only if the Company’s one-year ROE exceeds a threshold (see definition of ROE under “2020 Long-Term Performance-Based Equity Incentive Awards”).

•  The performance measures of compound annualized growth in the Company’s tangible book value per common share, annualized total shareholder return as compared to the competitive peer group and ROE were selected because the Company believes it would most effectively align management’s compensation with our shareholders’ returns over an appropriate investment period on an absolute and relative performance basis.

2020 Key Highlights

•  On February 3, 2020, the Compensation Committee awarded a target number of PSUs, with an aggregate grant date fair value equal to 100% of base salary for Mr. Tonkel and 80% of base salary for  Mr. Konzmann, with 40% of the grant value in Book Value PSUs, 20% in Relative TSR PSUs and 40% in ROE PSUs.

•  Each grant of Book Value PSUs and Relative TSR PSUs awarded in 2020 have a three-year performance period.  Book Value PSUs have a performance period from January 1, 2020 through December 31, 2023 and Relative TSR PSUs have a performance period from February 3, 2020 through February 2, 2023.  ROE PSUs have a one-year performance period from January 1, 2020 through December 31, 2020, plus a two-year subsequent service-vesting period through February 3, 2023.

•  The ROE PSUs awarded in 2020, that had a minimum ROE performance threshold of 3%, were earned on February 3, 2021 due to the Company’s achievement of an ROE of 4.13% for the performance period.  These ROE PSUs were converted into restricted stock that have a two-year service-vesting period through February 3, 2023.

•  No Book Value PSUs or Relative TSR PSUs awarded in 2017 to our executive officers were earned at the end of the performance period in 2020, which further aligned pay and performance.

Going Forward

•  The Compensation Committee is conducting a thorough review, in consultation with Semler Brossy, of our executive compensation programs for 2021 and are analyzing the structures and performance metrics for our long-term incentive program to ensure the structure and performance metrics continue to be appropriate.

Compensation Policies

In furtherance to the highlighted items above, we believe our executive compensation programs and policies reflect a number of governance best practices, including the following:

•

The Compensation Committee regularly works with its independent compensation consultant and the Company’s management to assess any potential risks that may be associated with our compensation policies and practices. See “Compensation Risk Analysis” on page 51.

•

We do not have employment agreements with any of our executive officers that provide a specific term of employment. Accordingly, the employment of each executive officer may be terminated at any time at the discretion of our Board.

•

The Board has adopted stock ownership guidelines for executive officers that seek to ensure each executive officer has a meaningful ownership interest in the Company. See “Stock Ownership Guidelines” on page 49.

•

The Board has adopted a “clawback” policy under which we can recover any cash bonus paid during the prior fiscal year to an executive officer whose intentional misconduct causes us to restate our financial statements. See “Compensation Clawback Policy” on page 50.

•	The Board has adopted a policy prohibiting employees, officers and directors from engaging in any hedging or pledging of the Company’s equity securities.
•	We do not provide unique perquisites or any special benefits to our executive officers. Our executive officers are eligible to participate in the same benefits programs as all other employees.
•

As part of our policy of maintaining performance-based compensation plans, we do not provide defined benefit plans or other retirement benefits to our executive officers, other than a tax-qualified defined contribution savings plan available to all of our employees pursuant to Section 401(k) of the Internal Revenue Code.

•	We have a policy that does not allow the revision of any bonus formula for a given fiscal year once it has been established for that year.
•	We do not provide tax “gross up” payments or other tax reimbursement payments to our executive officers.
•	We hold a shareholder advisory vote on our executive compensation annually as opposed to every two or three years.

Consideration of Shareholder Advisory Vote on Executive Compensation

At our 2020 annual meeting of shareholders, we asked our shareholders to vote, on an advisory basis, on the compensation of our executive officers as disclosed in our 2020 proxy statement, commonly referred to as a “say-on-pay” advisory vote. In 2020, our shareholders approved the compensation of our executive officers with approximately 76% of the votes cast voting in favor of our executive compensation program.  While support for our executive compensation program was high, we intend to improve on this support by continuing our shareholder outreach program, as discussed earlier, to obtain feedback and address any questions regarding our executive compensation program.  We have also engaged a proxy solicitation and corporate advisory firm to help facilitate our outreach program to help successfully cultivate the strongest possible relationship with our shareholders.

The Compensation Committee took into consideration the results of this say-on-pay advisory vote, including past advisory vote results, in its review of our compensation program and determined to continue our significant pay-for-performance approach to executive compensation in 2020.  We continue to believe our programs are effectively designed and working well, in alignment with the interests of our shareholders and instrumental in achieving our business strategy.  However, the Compensation Committee is conducting a thorough review, in consultation with Semler Brossy, of our executive compensation programs for 2021 and are analyzing the structures and performance metrics for both our short- and long-term incentive programs to ensure they continue to effectively and appropriately incentivize our executive officers.  The Compensation Committee’s intent is to return to a more balanced performance measurement structure for our short-term incentive program that will include both quantitative and qualitative performance measurement criteria.  Furthermore, through our ongoing shareholder engagement, the Compensation Committee will continue to consider shareholder concerns and feedback in the future.

Consideration of Shareholder Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

At our 2017 annual meeting of shareholders, we asked our shareholders to vote, on an advisory basis, on the frequency of future advisory votes on executive compensation, as disclosed in our 2017 proxy statement, commonly referred to as a “say-when-on-pay” advisory vote. Our shareholders overwhelmingly approved holding an advisory vote on executive compensation annually, with approximately 89% of the votes cast voting in favor an annual advisory vote on executive compensation. The Board took into consideration the results of the say-when-on-pay advisory vote and determined that advisory votes on executive compensation will be submitted to shareholders every year until the next required advisory vote on the frequency of shareholder votes on executive compensation.  However, through our ongoing engagement with shareholders, the Board will continue to consider any shareholder concerns and feedback in the future.

Compensation Philosophy and Objectives

Our overall compensation program seeks to align executive compensation with the achievement of the Company’s business, strategic, operational, governance and risk management objectives and with individual performance towards these objectives.  It also seeks to enable the Company to attract, retain and reward executive officers and other key employees who contribute to our success and to incentivize them to enhance long-term shareholder value. In reviewing the components of compensation for each executive officer, the Compensation Committee considers pay-for-performance on both an annual and long-term basis. To implement this philosophy, the total compensation program is designed to be competitive with the programs of other companies with which the Company competes for executives and provide incentives to our executive officers to act in the best interest of our Company. Consideration is given to each executive’s overall responsibilities, professional qualifications, length of service, business experience, historical job performance and competitive employment opportunities.

Our compensation program for the executive officers for 2020 was designed to meet the following objectives:

•

Attract and Retain Talented Executives.  Given the highly competitive nature of our business, the mobility of skilled and experienced executives and the competitive importance of compensation in our industry, our 2020 executive compensation program was designed to motivate, reward and retain highly qualified individuals. Our executive compensation program was also designed to provide compensation that is competitive with compensation provided by other companies to executive officers who provide comparable services, taking into account the size and characteristics of our Company, as well as other factors, including business experience, past contributions, overall responsibilities and individual performance. In particular, given the relatively small number of employees for a company of our size, the Compensation Committee believes that retention of our executive employees is a key consideration when setting compensation, as a sudden loss of any of our executive employees could adversely impact our Company.

•

Pay-for-Performance.  Our executive compensation program was designed to create a compensation structure under which a meaningful portion of the total compensation paid or awarded is based on corporate performance as measured by the Compensation Committee. As discussed further below, the 2020 annual cash bonus program provided each executive the opportunity to earn a cash bonus dependent on their individual performance and contribution towards the achievement of the Company’s strategic and operational objectives through the achievement of a specific set of qualitative measurements. The Company’s long-term equity incentive plan is designed to provide additional incentives to both preserve the Company’s book value and provide an attractive relative total shareholder return over a multi-year period, as well as additional focus on the Company’s annual ROE performance.

•

Alignment of Interests with Shareholders.  Our executive compensation program and related policies are designed to encourage the aggregation and maintenance of meaningful equity ownership, and alignment of executive and shareholder interests. This consideration is illustrated by the fact that we have strong stock ownership guidelines and that a large portion of potential compensation payable to our executive officers is in the form of equity of the Company.

Compensation Committee Responsibilities and Authority

Our Compensation Committee reviews our executive compensation and makes recommendations to our Board with respect to our compensation structure and policies. Generally, the Compensation Committee is responsible for reviewing existing compensation and benefit policies, including reviewing and approving incentive program and equity-based compensation plans. Specifically, with regard to its discretionary power to determine short- and long-term incentive awards, the Compensation Committee has the duty to evaluate the performance of our executive officers, as well as to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and, in consultation with our Chief Executive Officer, our other executive officers.

From January through November 2020, the Compensation Committee had engaged FW Cook as its independent compensation consultant to provide advice and assistance regarding the Company’s executive compensation programs, including its 2020 compensation program.  Beginning in December 2020, the Compensation Committee engaged Semler Brossy as its new independent compensation consultant.  Our Compensation Committee considered advice and recommendations received from FW Cook and Semler Brossy regarding executive compensation matters.  Both FW Cook and Semler Brossy reported directly to the Compensation Committee, worked with management only under the direction of the Compensation Committee, and neither provided any other advice or consulting services to the Company.  The Compensation Committee assessed the independence factors in accordance with applicable SEC rules and NYSE Listing Standards and other facts and circumstances and concluded that FW Cook’s and Semler Brossy’s work for the Compensation Committee did not raise any conflicts of interest.

Setting Compensation

Developing recommendations for our Board regarding our compensation programs and the specific elements and levels of compensation for our executive officers is central to the role of the Compensation Committee. The Committee does not have a specific allocation goal between cash and equity-based compensation or between short- and long-term incentive compensation. Instead, the Compensation Committee relies upon its collective business judgment as applied to the challenges confronting the Company, together with regular compensation peer group analyses, evaluations of internal equity considerations and the recommendations of management. The Committee also considers advice and data from independent consultants, including FW Cook and Semler Brossy, and information provided by our employees. The Compensation Committee additionally utilizes subjective information when considering the compensation to be paid or awarded to each of our executive officers, including the executive’s overall responsibilities, professional qualifications, length of service, experience, historical job performance and competitive employment opportunities. We believe the variety of inputs considered by the Compensation Committee provides a basis for the Compensation Committee to make informed decisions on the design of our executive compensation program and the elements and amounts of compensation paid or awarded to our executive officers.

Compensation Peer Group Analysis

In structuring the 2020 executive compensation program, the Compensation Committee worked with members of the Company’s management, with the support of FW Cook, in considering the compensation practices of certain companies the Compensation Committee deemed to be the Company’s peer group solely for purposes of comparing executive compensation programs (the “Compensation Peer Group”).  Based on that analysis, the Compensation Committee approved certain changes from the Compensation Peer Group used in 2019.  From a stock price performance perspective, the Company is compared generally to publicly-traded REITs and specialty finance companies that also invest primarily in residential mortgage assets. However, a significant number of these companies are externally managed and therefore do not disclose sufficient information to be included in the Compensation Peer Group for comparing executive compensation programs.  In consultation with FW Cook, the Compensation Committee reviewed the possible composition of our Compensation Peer Group, including the size of the Compensation Peer Group and the rationale for including certain companies, each of which have similarity to us based on one or more factors, such as business focus, size and/or geography. Because of the limited compensation information available for publicly-traded REITs, the Compensation Committee developed a Compensation Peer Group that extends beyond publicly-traded REITs and includes both publicly-traded internally managed REITs and specialty finance companies that invest in either residential mortgage assets or other similar financial products and are competitors for executive talent. The Compensation Peer Group was used to help with the structuring and analysis of our 2020 compensation program and consisted of the following companies: Arbor Realty Trust, Inc., Capital Southwest Corporation, Capstead Mortgage Corporation, Chimera Investment Corporation, Dynex Capital, Inc., Hannon Armstrong Sustainable Infrastructure Capital, Inc., Hercules Capital, Inc., iStar Inc., Ladder Capital Corp., Main Street Capital Corporation, MFA Financial, Inc., New York Mortgage Trust, Inc., and Redwood Trust, Inc.

The following chart compares our Chief Executive Officer’s total pay compared to the total pay for 2019, the most recently available data for the Compensation Peer Group, at various percentiles for the chief executive officers of the companies included in our Compensation Peer Group and the Russell 3000.  Total pay is calculated as the the total compensation amount reported by each company in their executive compensation tables included in their individual proxy statements.  (Data Source: Third-party independent data provider that collects data directly from public company filings):

Role of Executive Officers in Determining Executive Compensation for Executive Officers

The recommendations of our executive officers also play a role in the compensation decision making process.  They provide the Compensation Committee with certain compensation related data, assess certain achievements and performances, and assist the Compensation Committee with their evaluation of individual performance as well as recommend direct report base salary and short- and long-term incentive awards. The Compensation Committee has the discretion to accept, reject or modify these recommendations.

Elements of Executive Compensation

Our 2020 executive compensation program was designed to consist of the following direct compensation elements, each of which are described in more detail below:

•	Base Salary;
•	Annual Performance-Based Cash Bonus Opportunities; and
•	Long-Term Performance-Based Equity Incentive Awards.

2020 Base Salaries

Base salary provides our executives with a minimum amount of cash compensation that is not variable or “at risk.” The Compensation Committee seeks to pay our executive officers a competitive base salary in recognition of their job responsibilities for a publicly held company and generally review base salaries for our executives on an annual basis considering several factors, including competitive factors within our industry, past contributions and individual performance. As discussed above, in setting base salaries, the Compensation Committee is mindful of the total compensation paid to each individual and the overall goal of keeping the amount of cash compensation that is provided in the form of base salary substantially lower than the amount of cash and equity incentive opportunity that is available, assuming that performance targets are met or exceeded. The Compensation Committee also takes into account compensation provided to the executive officers in past years, including any recent adjustments to their respective base salaries. The base salaries for Messrs. Tonkel and Konzmann were unchanged in 2020, as compared to 2019, and Mr. Tonkel has not received an increase in base salary since becoming Chief Executive Officer in 2014 and Mr. Konzmann has not received an increase in base salary since 2016.  In addition, the Compensation Committee will keep the base salaries for Messrs. Tonkel and Konzmann unchanged for 2021.

The table below presents the base salary for each executive officer for 2021, 2020 and 2019:

Executive Officer	2021 Base Salary	2020 Base Salary	2019 Base Salary
J. Rock Tonkel, Jr.	$800,000	$800,000	$800,000
Richard E. Konzmann	$450,000	$450,000	$450,000

2020 Annual Performance-Based Cash Bonus Opportunities

In previous years, 50% of the annual performance-based cash incentive awards that our executive officers were eligible to earn was based on ROE goals with the remaining 50% being based on a set of qualitative criteria established by the Compensation Committee to evaluate each executive officer’s individual performance versus strategic and operational objectives.  For 2020, based on the unique and unforeseen uncertainty created by COVID-19, the Compensation Committee, with input from the Committee’s independent compensation consultants, considered the appropriate allocation between corporate and individual performance and the various challenges posed in setting such performance measurement criteria that would appropriately incentivize the executive officers in light of the extreme uncertainty surrounding the performance of the Company as it related to COVID-19.  Early in 2020, as COVID-19 began impacting the global economy and the Company, the Compensation Committee discussed, at multiple meetings, the appropriate allocation of certain measurement criteria, focusing on various operational goals and priorities given the unique environment.  Ultimately, in consultation with Semler Brossy, the Compensation Committee determined that due to the uncertainty and related challenges in establishing appropriate quantitative performance measurement criteria, it was most appropriate to incorporate full discretion, through a set of qualitative performance measurement criteria, to be used in the Compensation Committee’s evaluation of the executive officers’ performance related to their annual performance-based cash incentive award.  These qualitative performance goals were established by the Compensation Committee, in consultation with Semler Brossy, to reflect the changing business priorities and extraordinary circumstances caused by COVID-19, and to ensure that our executive officers remained focused on the well-being of our employees and stakeholders while also prioritizing the preservation and protection of the Company’s balance sheet through low leverage and substantial liquidity.  Additional information regarding these individual performance goals are set forth below.

Annual performance-based cash incentive awards for our executive officers are administered under our 2014 Long-Term Incentive Plan.  For 2020, the Compensation Committee determined to set such annual incentives for Messrs. Tonkel and Konzmann with a range of earnings opportunities illustrated in the following table:

Bonus Payout (% of Base Salary)
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	200%

The Compensation Committee believes that the target annual bonus opportunities, when combined with base salaries and long-term incentives, position target total direct compensation near the median of competitive practices for target performance, while providing appropriate downside risk to the Company and upside opportunity for each executive.

As described above, the annual performance-based cash incentive opportunity performance measure was based on the Compensation Committee’s subjective assessment and evaluation of the executives’ performance based upon a set of qualitative measurement criteria.  The Compensation Committee’s subjective assessment and evaluation of the specific measurement criteria of the executives’ performance during 2020 that concentrated on the overall management and operation of the Company, taking into account the executive’s contribution to the protection of the Company, its employees and stakeholders, while continuing to focus on long-term shareholder value. The specific predetermined measurement criteria that the Compensation Committee considered are set forth below:

•	Leadership;
•	Navigate the Company through the challenges caused by COVID-19;
•	Risk management and appropriate management of leverage;
•	Management of short-term funding capability;
•	Management of counterparty relationships;
•	Corporate governance;
•	Financial reporting transparency;
•	Report of internal controls in compliance with the requirements of the Sarbanes-Oxley Act;
•	Investor relations and shareholder communications;
•	Staff development and retention; and
•	Enhancement of operational functions.

The Compensation Committee conducted a thorough review of the executives’ performance related to the specific predetermined measurement criteria as well as the overall performance of the Company for 2020.  In particular, the Compensation Committee noted:

•

Our executive officers demonstrated strong leadership. The Committee believes that the executive officers displayed strong leadership during 2020.  The executive officers navigated the Company through an extremely challenging market environment caused by COVID-19 and responded effectively to the disruption by substantially reducing leverage, increasing available liquidity, actively seeking alternative investment opportunities with attractive risk-adjusted returns, while maintaining active communication with our employees, stakeholders and Board throughout the year.

•

We protected our employees.  We prioritized the health and safety of all of our employees by promptly and securely transitioning the Company to a fully virtual work environment at the onset of COVID-19.

•	We managed and reduced expenses. We improved our cost structure across multiple areas of the Company and successfully reduced our general and administrative expenses by 16% from the prior year.
•

We managed risk. We responded effectively to the disruption caused by COVID-19 by substantially reducing our corporate risk profile and protecting the Company’s balance sheet through lowering our leverage and increasing readily available liquidity while actively seeking diversification through the allocation of capital into alternative investment opportunities that will diversify risk and potentially improve the level and reliability of returns.  As of December 31, 2020, we lowered the Company’s total “at-risk” leverage ratio to 2.4 to 1 compared to 8.7 to 1 at December 31, 2019, which provides for reduced book value volatility and enhanced portfolio resiliency going forward.

•

We maintained all short-term funding capability. We successfully met all margin calls with the Company’s lending counterparties during the unprecedented liquidity crisis and market volatility caused by COVID-19 and conducted intensive communications with our lending counterparties which enabled us to retain all of our lending counterparty relationships and continue to maintain significant funding capacity.

•

We expanded and improved our various counterparty relationships.  We established a strategic relationship with a licensed mortgage servicer to invest in MSRs, established a funding facility for commercial mortgage loans, expanded and diversified relationships with originators of business purpose loans and continued to maintain strong relationships with counterparties for executing hedging instruments such as interest rate swaps and U.S. Treasury futures.  In addition, we cultivated new relationships for potential new alternative investment opportunities.

•

We improved our Board structure.  We successfully transitioned from an executive Chairman of the Board to an independent Chairman of the Board and increased the overall independence of our Board to 86% from 75%.

•

We enhanced our ESG initiatives.  We expanded the role of the Nominating and Governance Committee to monitor and oversee the Company’s initiatives on ESG matters and enhance our disclosure regarding our commitment to ESG matters.

•

We expanded our financial reporting transparency. We continued to expand and improve the Company’s financial disclosures by enhancing transparency regarding our investments, including additional disclosures related to several new investment initiatives, through our investor presentations and SEC filings.

•	We maintained effective internal controls on financial reporting. We maintained the effectiveness of our internal controls and our disclosure controls and procedures during 2020.
•

Successfully developed and retained key employees.  We added a new key employee responsible for overseeing the Company’s portfolio development and were also able to retain all of our employees during 2020.

•

We enhanced important operational functions.  We were able to improve on various information technology functions, banking functions and continued to improve upon the Company’s performance monitoring capabilities to better enhance our financial reporting capability.

•	We accretively repurchased our common stock. We repurchased approximately 10% of the Company’s outstanding common stock resulting in $0.29 per share of book value accretion.
•

We continued to enhance our operational functions.  We implemented new improvements to various systems that will enhance the security and functionality of multiple systems within the Company’s information technology infrastructure.

Negative Discretion Applied to Annual Cash Incentive

The Committee determined that, based on its subjective assessment and evaluation of the achievement of the predetermined measurement criteria, including a review of a self-assessment provided by the Company’s executives, Messrs. Tonkel and Konzmann merited a payout due to the accomplishment of the established measurement criteria (in particular, the key accomplishments discussed above under “2020 Annual Performance-Based Cash Bonus Opportunities”).  However, considering the volatile market conditions created by COVID-19 that impacted the Company’s common stock price and financial performance during the year, the Committee determined it was appropriate to reduce the target payout for Messrs. Tonkel and Konzmann.  Given the market factors mentioned above, the Compensation Committee applied its negative discretion to reduce the cash incentive award for Messrs. Tonkel and Konzmann to 65% and 75% of target, respectively.  The total annual performance-based cash incentive payout was reduced for both Messrs. Tonkel and Konzmann by approximately 32%, as compared to the prior year.

Based on the Compensation Committee’s assessment of the items above, annual performance-based cash bonuses were awarded to Messrs. Tonkel and Konzmann for performance in 2020 of $520,000 and $337,500, respectively, as illustrated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

2020 Long-Term Performance-Based Equity Incentive Awards

The long-term equity incentive component of our total compensation program is designed to further align the long-term interests of our executive officers with those of our shareholders, reward long-term shareholder value creation, serve as a retention tool, provide the appropriate balance with the short-term annual bonus program and help ensure management focuses on the long-term impact of short-term decisions. In furtherance of these objectives, our PSU Program for 2020 consisted of grants of the following three types of PSUs, all designed to provide an incentive compensation opportunity that balances the Company’s internal financial objectives and external market performance:

•

Book Value PSUs (weighted 40%):  The Book Value PSUs are eligible to vest based on the compound annualized growth in the Company’s tangible book value per common share (i.e., book value change plus dividends on a reinvested basis) over a three-year performance period.

•

Relative TSR PSUs (weighted 20%):  The Relative TSR PSUs are eligible to vest based on the Company’s compound annualized total shareholder return, which includes share price changes plus dividends on a compound, reinvested basis, over a three-year performance period as measured relative to a competitive peer group, consisting of companies listed in the FTSE NAREIT Mortgage Home Financing Index.

•	ROE PSUs (weighted 40%): The ROE PSUs are eligible to vest on the third anniversary of the grant date, based on the performance of the Company’s ROE over a one-year performance period.

The chart below illustrates the performance and vesting periods for our 2020 PSU Program:

PSUs do not have any voting rights. No dividends are paid on outstanding PSUs during the applicable performance period. Instead, dividend equivalents are accrued on outstanding PSUs during the applicable performance period, are deemed invested in shares of common stock and are paid out in shares of common stock at the end of the performance period to the extent that the underlying PSUs are earned. Book Value PSUs and Relative TSR PSUs that are earned following the performance period are converted into shares of the Company’s common stock on a one-for-one basis. These PSUs and dividend equivalents are settled in whole shares of common stock with a cash payment in lieu of any fractional share.  ROE PSUs that are earned, with corresponding dividend equivalents, following the performance period are converted into restricted stock on a one-for-one basis that will vest on the third anniversary of the ROE PSU grant date.

On February 3, 2020, the Compensation Committee awarded a target number of PSUs with an aggregate grant date fair value equal to 100% of base salary for Mr. Tonkel and 80% of base salary for Mr. Konzmann, with 40% of the total grant date fair value represented by Book Value PSUs, 20% of the total grant fair value represented by Relative TSR PSUs and 40% of the total grant date fair value represented by ROE PSUs.

For the Book Value PSUs and Relative TSR PSUs, the actual number of shares of common stock that will be issued to each participant at the end of the three-year performance period will vary between 0% and 250% of the target number of PSUs granted, depending on performance results. If the threshold level of performance is not achieved, no PSUs are earned. If the initial performance threshold is met, participants earn 50% of the target number of PSUs at the threshold level, 100% of the target number of PSUs at the target level and 250% of the target number of PSUs at the maximum level, with linear interpolation for achievement falling between the performance levels.  If TSR at the end of the performance period is negative, the percentage of the Relative TSR PSUs earned is capped at a maximum of 100% of target.

For the ROE PSUs, the amount of restricted stock that will be issued to each participant at the end of the performance period will either be 0% if the ROE goal is not achieved or 100% of the target number of PSUs if the ROE goal is achieved.

ROE is defined as the Company’s non-GAAP core operating income divided by our average common equity.  Non-GAAP core operating income is used by management to evaluate the financial performance of the Company’s long-term investment strategy and core business activities over periods of time as well as assist with the determination of the appropriate level of periodic dividends to common shareholders. The Company believes that non-GAAP core operating income also assists investors in understanding and evaluating the financial performance of the Company’s long-term investment strategy and core business activities over periods of time as well as its earnings capacity.  Similar non-GAAP measures are used by other companies within our industry although the Company’s calculation of non-GAAP core operating income may not be comparable to other similarly titled measures of other companies.  The Company’s non-GAAP core operating income is calculated as follows:

•	GAAP net interest income
•	Less GAAP general and administrative expenses
•	Plus GAAP stock-based compensation expense
•	Plus non-recurring expenses
•	Plus TBA dollar roll income
•	Plus net interest income of interest rate swaps
•	Less net interest expense of interest rate swaps
•	Less dividends on preferred stock

Average equity is calculated as follows:

•	GAAP shareholders’ equity as of December 31, 2019
•	Less the preferred stock liquidation preference as of December 31, 2019
•	Plus the pro rata portion of common equity raised in 2020
•	Less the pro rata portion of common equity repurchased in 2020

The performance goals applicable to the PSUs are determined each year by the Compensation Committee and based on, among other things, the Compensation Committee’s review of various historical and expected future performance metrics of the Company and other companies in the same industry, current and expected future market conditions, as well as advice and data from independent consultants.  The performance goals and payout schedule applicable to the Book Value PSUs, Relative TSR PSUs and ROE PSUs granted in 2020 are set forth below:

	Book Value PSUs (weighted 40% of Grant-Date Fair Value)		Relative TSR PSUs (weighted 20% of Grant-Date Fair Value)		Return on Equity PSUs (weighted 40% of Grant-Date Fair Value)
	Compound Annualized Book Value per Share Growth	Percent of Target PSUs Earned	Percentile Ranking	Percent of Target PSUs Earned	Return on Equity for Measurement Period	Percent of Target PSUs Earned
	<3.0%	0%	< 30th	0%	<3.0%	0%
Threshold	3.0%	50%	30th	50%	>=3.0%	100%
Target	6.5%	100%	55th	100%
Maximum	>=10.0%	250%	>=80th	250%

PSU Grants

The threshold, target and maximum share awards for the PSUs granted to the Company’s executive officers on February 3, 2020 are as follows:

	Book Value PSUs			Relative TSR PSUs			Return on Equity PSUs
Name and Title	Threshold (#)	Target (#)(1)	Maximum (#)	Threshold (#)	Target (#)(2)	Maximum (#)	Threshold (#)	Target (#)(3)	Maximum (#)
J. Rock Tonkel, Jr.	28,319	56,637	141,593	11,445	22,890	57,225	—	56,637	56,637
Richard E. Konzmann	12,744	25,487	63,718	5,150	10,300	25,750	—	25,487	25,487

(1)

To determine the number of Book Value PSUs to grant to each executive officer, the Compensation Committee identified a target grant date fair value for the award equal to 40% of base salary for Mr. Tonkel and 32% of base salary for Mr. Konzmann, then divided the target grant date fair value by $5.65, the last reported sale price of our common stock on the NYSE on the grant date.

(2)

To determine the number of Relative TSR PSUs to grant to each executive officer, the Compensation Committee identified a target grant date fair value for the award equal to 20% of base salary for Mr. Tonkel and 16% of base salary for Mr. Konzmann, then divided that amount by $6.99, the fair value per target unit on the grant date calculated using a Monte Carlo simulation model.

(3)

To determine the number of ROE PSUs to grant to each executive officer, the Compensation Committee identified a target grant date fair value for the award equal to 40% of base salary for Mr. Tonkel and 32% of base salary for Mr. Konzmann, then divided the target grant date fair value by $5.65, the last reported sale price of our common stock on the NYSE on the grant date.

The right to receive shares of common stock upon the vesting of PSUs at the end of the performance period is subject to both continued employment and the achievement of the Company performance goals established by the Compensation Committee. The employment requirement, but not the performance requirement, is waived in the event the awardee dies, becomes disabled or retires; provided, however, that if the awardee dies, becomes disabled or retires before the first anniversary of the grant date, the number of PSUs that are earned under the performance targets are pro-rated based on the number of days the awardee worked during the year. If an awardee is terminated without “cause,” the Compensation Committee, in the exercise of its discretion, determines whether any of the PSUs have been earned, provided that the Compensation Committee may not approve a payout that exceeds the number of PSUs earned under the performance targets. In the event of a change of control, the number of PSUs that are earned for each performance period are determined immediately prior to the change of control based on actual performance and will vest subject to continued employment for the remainder of the original performance period, subject to accelerated vesting in certain circumstances.

Except as described above or as the Compensation Committee at any time may otherwise determine, an awardee will forfeit the right to any PSUs or restricted stock if he or she terminates employment before the vesting date.

Long-Term Equity PSU Program Compensation:  Successfully Aligning Compensation with Historical Performance

Our executive compensation program includes performance-based features to align the interests of our executive officers with those of our shareholders and to provide incentives for our executive officers to achieve both short-term and long-term business objectives, including through short-term annual cash incentives and long-term equity incentives.  The Company’s current long-term equity incentive plan is designed to align the incentives of our executive officers with the Company’s total book value return, relative total stock return and ROE performance.

Our executive officers’ actual long-term equity performance-based compensation earned over the relevant performance periods have been substantially lower than the target long-term equity performance compensation as reflected in the Summary Compensation Tables disclosed in our proxy disclosures as a result of the Company’s actual book value and stock price performance.  The Company is required to disclose the target long-term equity performance compensation as of the grant date in its summary compensation tables.

PSUs awarded in 2013, 2014, 2015 and 2016 did not meet their minimum three-year performance thresholds, and therefore no PSUs were earned or vested for those PSU awards at the end of the respective performance period in 2016, 2017, 2018 or 2019.  No Book Value PSUs or Relative TSR PSUs were earned from the PSUs awarded in 2017 at the end of the performance period in 2020.  The ROE PSUs awarded in 2020, that had a minimum annual ROE performance threshold of 3%, were earned on February 3, 2021 due to the Company’s achievement of an annual ROE of 4.13% for the performance period.  These ROE PSUs were converted into restricted stock that have a two-year service-vesting period through February

3, 2023.   Based on the performance measurements as of December 31, 2020, and assuming book value per share and quarterly common stock dividend remain unchanged from that date over the remainder of the three-year performance period, none of the Book Value PSUs awarded in 2018, 2019 or 2020 are expected to be earned at the end of their performance periods in June 2021, June 2022 and December 2022, respectively.  Based on the Company’s total stock return performance as of December 31, 2020 compared to the companies included in the FTSE NAREIT Mortgage Home Financing Index, none of the Relative TSR PSUs awarded in 2018 or 2019 would have been earned and approximately 72% of target Relative TSR PSUs awarded in 2020 would have been earned as of December 31, 2020.  However, the actual performance results may differ resulting in a change to the PSU awards expected to be earned for the Book Value PSUs and Relative TSR PSUs awarded in 2018, 2019 and 2020.  ROE PSUs awarded in 2017, 2018, 2019 and 2020 represent the only PSUs granted since 2013 that have currently been earned.

The historical results of the Company’s long-term equity incentive compensation program have demonstrated the overarching rigorous performance nature of the PSU Program that continuously works to align the interests of the Company’s management with that of its shareholders.  PSUs that are earned or vested are dependent on the achievement of the various rigorous performance measures.  This is displayed in the following graphic that compares the executive officers’ total combined maximum PSU grant value potential to the value of PSUs that have been realized or expected to be earned for PSUs granted from 2013 through 2020:

Realized Value of Past Executive PSU Grants

(1)

Represents the maximum PSU grant value that were unearned (not including any potential dividend equivalent shares), or expected to be unearned as of December 31, 2020, over the performance period.  No PSUs granted in 2013 through 2016 were earned at the end of their performance period.  In addition, none of the Book Value PSUs or Relative TSR PSUs awarded in 2017 through 2019 were earned, or expected to be earned, at the end of their respective performance periods, and no Book Value PSUs awarded in 2020 are expected to be earned.  However, the actual performance results may differ resulting in all, or a portion, of the Book Value PSUs or Relative TSR PSUs granted in 2018 and 2020 to be earned.

(2)

Represents actual earned PSUs or PSUs that are expected to be earned as of December 31, 2020, over the performance period.  ROE PSUs granted in 2017, 2018, 2019 and 2020 were earned at 100% of target (not including earned dividend equivalent shares).  These earned ROE PSUs were converted into restricted stock (including any earned dividend equivalent shares) at the end of their respective performance periods and have vested or will vest on the second anniversary of the date the ROE PSUs were converted into restricted stock.  Approximately 72% of target Relative TSR PSUs granted in 2020 are expected to be earned, however the actual performance results may differ resulting in these Relative TSR PSUs granted in 2020 to be unearned or earned at a lower/higher level.

(3)	Mr. Konzmann was not granted any PSU awards prior to 2015.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for our executive officers that were designed to require the executive officers to maintain ownership of a minimum number of shares of the Company’s common stock. Under the ownership guidelines, each executive officer is required to retain one-half of all shares distributed from the Company and one-half of all shares realized upon the exercise of stock options or vesting of stock awards, not including any shares sold or tendered by the executive officer to pay taxes and associated costs due as a result of such distribution, exercise or vesting, until the earlier of (i) the date on which the executive officer is no longer an executive officer of the Company or (ii) the executive officer’s achievement of the following ownership levels of the Company’s stock determined in accordance with the guidelines:

•	J. Rock Tonkel, Jr.	—	$4,000,000 (five times the then-current base salary)
•	Richard E. Konzmann	—	$675,000 (one and a half times the then-current base salary)

As of March 31, 2021, the executive officers beneficially owned approximately 2.3% of our outstanding common stock in aggregate.  Mr. Tonkel is among the largest shareholders of our Company.  Between January 1, 2020 and March 31, 2021, Messrs. Tonkel and Konzmann separately purchased 140,000 and 40,000 shares, respectively, of the Company’s common stock in the open market for a combined aggregate purchase value of approximately $500,000, based on the share price at the time of purchase.  The Committee believes that the current equity holdings of the executive officers closely align their interests with those of our shareholders.

Compensation Clawback Policy

The Board has adopted a compensation “clawback” policy for the recovery of compensation from our executive officers under certain circumstances. Pursuant to the clawback policy, we have the right to recover any cash bonus awarded to an executive officer (i) in the event of an accounting restatement due to material noncompliance by the Company with the financial reporting requirements of the federal securities laws with respect to financial statements filed by the Company within twelve months after the date of such award and (ii) where such noncompliance was the result of intentional misconduct by that executive officer. Under the policy, the executive officer must reimburse us for the difference between the amount of the original bonus received by that executive officer and the amount of the bonus such officer would have received had the bonus amount been calculated based on the restated financial statements.

Perquisites and Other Personal Benefits

Given the focus on cash and equity-based compensation in our industry as well as following executive compensation “best practices,” we do not believe that it is necessary to provide perquisites and other personal benefits as part of the total compensation of our executive officers. We do not provide tax “gross up” payments or other tax reimbursement payments to our executive officers.

Our executive officers are eligible to participate in our group health insurance, life insurance benefit, 401(k) match and other programs on the same terms as our other employees.

Retirement Benefits

We do not provide defined benefit plans, nonqualified deferred compensation plans or other retirement benefits to our executive officers, other than a tax-qualified defined contribution savings plan available to all of our employees pursuant to Section 401(k) of the Internal Revenue Code.

Tax Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code generally provides that a public company may not deduct compensation in excess of $1 million paid in any taxable year to any executive officer who is named in the Summary Compensation Table (who are referred to as “covered employees” in Section 162(m)).  The Committee considers the Section 162(m) deduction limit when it assesses the Company’s executive compensation practices.  However, in order to maintain flexibility in compensating the Company’s executive officers in a manner designed to promote our Company’s goals, including retention and providing incentives to the executive officers, the Committee has not adopted a policy that all compensation must be deductible and may authorize payments to executives that may not be fully deductible if the Committee believes that the payments are in the Company’s interests.  Furthermore, as a REIT, we are generally not subject to federal and state corporate income tax and therefore tax deductions are less valuable to us than to many other corporations. Thus, current compensation awarded in excess of $1 million to our executive officers generally will not be deductible.

Compensation Risk Analysis

The Committee regularly monitors the risks and rewards associated with our compensation programs. The Committee also establishes our compensation programs with the intent to align our interests with shareholders and to help prevent unnecessary or excessive risk taking. We believe that our compensation policies and practices are well balanced and designed to avoid creating compensation incentives that encourage unnecessary or excessive risks that could potentially have a material adverse effect on our Company. The Compensation Discussion and Analysis section above describes our general compensation policies, practices, and philosophies that are applicable for our executive officers. We use variable compensation for all of our executive officers, with a focus on performance. We provide a balance between short- and long-term, cash and equity incentive compensation to ensure management focuses on the long-term impact of short-term decisions and that management’s interests are aligned with those of our shareholders. As an additional safeguard against unnecessary or excessive risk taking, even if pre-established performance metrics are satisfied, the Compensation Committee retains the right to reduce overall and individual awards. The Compensation Committee continually assesses our executive compensation programs and has implemented additional policies and practices that we believe have further mitigated compensation driven risk. Some of these policies and practices include limits on executive bonuses, the adoption of a clawback policy and the adoption of executive officer stock ownership guidelines, as previously described in more detail in this proxy statement.

Reconciliation of Non-GAAP Measures

In addition to the financial results reported in accordance with generally accepted accounting principles applied in the United States (“GAAP”), the Company reported non-GAAP core operating income measures. Further information on the Company’s non-GAAP measures can be found in the Company’s Annual Report. The following table presents our computation of non-GAAP core operating income for the year ended December 31, 2020 (amounts in thousands, except per share amounts):

2020
GAAP net interest income	$23,098
TBA dollar roll income	1,750
Interest rate swap net interest income	501
Economic net interest income	25,349
Core general and administrative expense	(10,627)
Preferred stock dividend	(2,991)
Non-GAAP core operating income	$11,731

Non-GAAP core operating income per diluted common share	$0.33
Weighted average diluted common shares outstanding	35,426

The following table provides a reconciliation of GAAP pre-tax net income (loss) to non-GAAP core operating income for the year ended December 31, 2020 (amounts in thousands):

2020
GAAP net loss before income taxes	$(67,716)
Add (less):
Total investment loss, net	78,199
Stock-based compensation expense	1,988
Preferred stock dividend	(2,991)
Add back:
TBA dollar roll income	1,750
Interest rate swap net interest income	501
Non-GAAP core operating income	$11,731

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2020

In accordance with the rules of the SEC, the following table contains compensation information for each of our executive officers for the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Comp.(1)	Stock Awards (2)	All Other Comp.(3)	Total
J. Rock Tonkel, Jr.	2020	$800,000	$520,000	$800,000	$18,345	$2,138,345
Chief Executive Officer and	2019	$800,000	$775,000	$800,000	$12,838	$2,387,838
President	2018	$800,000	$800,000	$800,000	$12,638	$2,412,638
Richard E. Konzmann	2020	$450,000	$337,500	$360,000	$12,041	$1,159,541
Executive Vice President, Chief	2019	$450,000	$495,563	$360,000	$11,868	$1,317,431
Financial Officer and Treasurer	2018	$450,000	$540,000	$360,000	$11,668	$1,361,668

(1)

For the 2020 performance year, Messrs. Tonkel and Konzmann received annual performance-based cash bonuses in the amount of $520,000 and $337,500 respectively, in recognition of the achievement of certain qualitative measurement criteria established by the Compensation Committee, as discussed in “Compensation Discussion and Analysis — Summary of Total Direct Compensation Program Elements.”

(2)

Represents the aggregate grant date fair value of the PSU awards made in 2018, 2019 and 2020 as computed in accordance with FASB ASC Topic 820. These amounts do not correspond to the actual value that may be recognized by each executive officer. The assumptions used in determining the grant date fair values of the equity awards are set forth in Note 16 to our consolidated financial statements, which are included in our Annual Report. The amounts reported under this column include the combination of Book Value PSUs, Relative TSR PSUs and ROE PSUs which are described in the Compensation Discussion & Analysis under the heading “2020 Long-Term Performance-Based Equity Incentive Awards.” Details regarding the 2020 PSU awards can be found in the table “Grants of Plan-Based Awards for 2020.” Details regarding outstanding stock awards can be found in the table “Outstanding Equity Awards At 2020 Fiscal Year End.”

(3)	Amounts in this column represent (i) the employer matching contributions under the Company’s 401(k) Plan and (ii) life insurance premiums paid by the Company.

Grants of Plan-Based Awards for 2020

Messrs. Tonkel and Konzmann received performance-based non-equity incentive plan awards for their performance in 2020 and both also received equity incentive plan awards in 2020. Our non-equity incentive plan consists of performance-based cash awards and our equity incentive plan consists of three types of PSUs: Book Value PSUs, Relative TSR PSUs and ROE PSUs, all of which are described in this proxy statement under the heading “Compensation Discussion and Analysis — Elements of Executive Compensation — 2020 Annual Performance-Based Cash Bonus Opportunities and — 2020 Long-Term Performance-Based Equity Incentive Plan Awards.”

The table below summarizes the non-equity incentive plan awards and the equity incentive plan awards granted to our executive officers in 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant-Date Fair Value of Stock and
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Option Awards
J. Rock Tonkel, Jr.			$400,000	$800,000	$1,600,000
	2/3/2020	(2)				28,319	56,637	141,593	—	$320,000
	2/3/2020	(3)				11,445	22,890	57,225	—	$160,000
	2/3/2020	(4)				—	56,637	56,637	—	$320,000
Richard E. Konzmann			$180,000	$360,000	$720,000
	2/3/2020	(2)				12,744	25,487	63,718	—	$144,000
	2/3/2020	(3)				5,150	10,300	25,750	—	$72,000
	2/3/2020	(4)				—	25,487	25,487	—	$144,000
(1)

Represents the range of potential awards granted pursuant to our annual performance-based cash bonus program for 2020.  Actual awards earned are shown in the “Summary Compensation Table for 2020” on page 52.

(2)

Represents grants of Book Value PSUs pursuant to the 2014 Long-Term Incentive Plan. These PSUs are eligible to vest based on the compound annualized growth in the Company’s tangible book value per share (i.e., book value change plus dividends on a reinvested basis) over a three-year performance period.  To determine the number of Book Value PSUs to grant to each executive officer, the Compensation Committee identified a target grant date fair value for the award equal to 40% of the base salary for Mr. Tonkel and 32% of the base salary for Mr. Konzmann, then divided the target grant date fair value by $5.65, the last reported sale price of our common stock on the NYSE on the grant date.

(3)

Represents grants of Relative TSR PSUs pursuant to the 2014 Long-Term Incentive Plan. These PSUs are eligible to vest based on the Company’s compound annualized total shareholder return (i.e., share price change plus dividends on a reinvested basis) over a three-year performance period as measured relative to a competitive peer group over a three-year performance period.  To determine the number of Relative TSR PSUs to grant to each executive officer, the Compensation Committee identified a target grant date fair value for the award equal to 20% of the base salary for Mr. Tonkel and 16% of the base salary for Mr. Konzmann, then divided that amount by $6.99, the fair value per target Relative TSR PSU on the grant date calculated using a Monte Carlo simulation model.

(4)

Represents grants of ROE PSUs, excluding dividend reinvestments, pursuant to the 2014 Long-Term Incentive Plan. These PSUs are eligible to vest based on the Company’s ROE over a one-year performance period.  To determine the number of ROE PSUs to grant to each executive officer, the Compensation Committee identified a target grant date fair value for the award equal to 40% of the base salary for Mr. Tonkel and 32% of the base salary for Mr. Konzmann, then divided the target grant date fair value by $5.65, the last reported sale price of our common stock on the NYSE on the grant date.

Outstanding Equity Awards at 2020 Fiscal Year-End

The table below summarizes the outstanding equity incentive plan awards as of December 31, 2020. The information in the table assumes that the target amount of performance-based awards is earned over the applicable future performance period. These amounts may not correspond to the actual number of shares or market value that will be earned by each executive officer.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
J. Rock Tonkel, Jr.	89,211	$337,218	245,742	$928,905
Richard E. Konzmann	40,144	$151,744	110,583	$418,004
(1)

Represents shares of restricted stock (including earned dividend equivalent shares) granted to Messrs. Tonkel and Konzmann on July 1, 2019 and July 1, 2020, upon the earning of the ROE PSUs awarded in 2018 and 2019 pursuant to the Company’s 2014 Long-Term Incentive Plan.  The vesting schedule provides that these shares of restricted stock will vest and become nonforfeitable on the second anniversary of the date of grant.

(2)	Calculated using a share price of $3.78, the last sale reported trading price of our common stock on the NYSE as of December 31, 2020.
(1)

Represents the target number of Book Value PSUs, Relative TSR PSUs and ROE PSUs, excluding dividend reinvestments, that were potentially issuable as of December 31, 2020. These PSUs vest or have vested, based on performance, according to the following schedule:

Name	PSU Type	Target Number of Shares	Vesting Date
J. Rock Tonkel, Jr.	2018 Book Value PSUs	31,038	7/1/2021
	2018 Relative TSR PSUs	13,083	7/1/2021
	2019 Book Value PSUs	46,852	7/1/2022
	2019 Relative TSR PSUs	18,605	7/1/2022
	2020 Book Value PSUs	56,637	2/3/2023
	2020 Relative TSR PSUs	22,890	2/3/2023
	2020 ROE PSUs	56,637	2/3/2021
Subtotal		245,742
Richard E. Konzmann	2018 Book Value PSUs	13,967	7/1/2021
	2018 Relative TSR PSUs	5,887	7/1/2021
	2019 Book Value PSUs	21,083	7/1/2022
	2019 Relative TSR PSUs	8,372	7/1/2022
	2020 Book Value PSUs	25,487	2/3/2023
	2020 Relative TSR PSUs	10,300	2/3/2023
	2020 ROE PSUs	25,487	2/3/2021
Subtotal		110,583

Stock Vested

The following table sets forth certain information regarding vesting of stock awards to our executive officers during the year ended December 31, 2020.  No Book Value PSUs or TSR PSUs awarded to our executive officers in 2017 that had a three-year performance period that ended in 2020 were earned.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
J. Rock Tonkel, Jr.	27,994	$81,463
Richard E. Konzmann	12,597	$36,657

(1)

Represents vested shares of restricted stock (including earned dividend equivalent shares) granted to Messrs. Tonkel and Konzmann on July 24, 2018, upon the earning of the ROE PSUs awarded in 2017 pursuant to the Company’s

2014 Long-Term Incentive Plan. The vesting schedule provided that these shares of restricted stock vest and become nonforfeitable on the second anniversary of the date of grant.
(2)	The value realized on vesting is computed by multiplying the number of shares that vested by the market value of the underlying shares on the applicable vesting date.

Post-Termination Compensation; Potential Payments Upon a Change of Control

On January 27, 2017, we entered into a Change in Control Continuity Agreement (a “CICC Agreement” and collectively for Messrs. Tonkel and Konzmann, the “CICC Agreements”) with each of our executive officers.  Each CICC Agreement is a “double-trigger” agreement where severance benefits are only due upon a change in control and a qualifying termination event.  Upon a change in control of the Company (the “Effective Date”), the CICC Agreements become effective for a two-year employment period (the “Employment Period”). During the Employment Period, each executive officer will be entitled to (i) an annual base salary that is at least equal to 12 times the highest monthly base salary paid or payable to the executive officer during the one-year period preceding the Effective Date, (ii) an annual bonus opportunity and long-term incentive opportunities at least as favorable as those provided to the executive officer immediately prior to the Effective Date, or, if more favorable, the opportunities provided to peer executives following the Effective Date and (iii) benefits at least as favorable as those provided under the plans in effect prior to the Effective Date or, if more favorable, those provided to peer executives following the Effective Date.  If, during the Employment Period, the executive officer’s employment is terminated by the Company without Cause (as defined in the CICC Agreements) or the executive officer terminates his employment with Good Reason (as defined in the CICC Agreements), the executive officer is entitled to receive the following amounts and benefits:

•

an amount equal to the product of (i) 2.5, in the case of Mr. Tonkel, or 2.0, in the case of Mr. Konzmann, and (ii) the sum of (a) the executive officer’s base salary and (b) the average annual bonus (including any amounts deferred or paid in the form of equity awards) earned in respect of the three full fiscal year period prior to the Effective Date;

•	an amount equal to the pro rata target annual bonus for the year of termination;
•

an amount equal to the product of (i) the sum of (a) 125% of the monthly COBRA premiums for coverage under the Company’s health care plans and (b) 125% of the monthly premium for coverage (based on the rate paid for active employees) under the Company’s life insurance plans, and (ii) 30 months, in the case of Mr. Tonkel, or 24 months, in the case of Mr. Konzmann; and

•	outplacement services.

Our Board determined that it was in the best interest of the Company and its shareholders to enter into the CICC Agreements to ensure continuity in our executive management and to minimize disruptions in our operations in the case of a change in control.  The Board believes it is important to diminish the inevitable distraction of our executive officers by virtue of the personal uncertainties and risks created by a pending or threatened change in control and to encourage the executive officers’ full attention and dedication to the Company in the event of any threatened or pending change in control.  Our Board determined that providing severance protection to our executive officers following a change in control enhances alignment with the Company’s shareholder interests by neutralizing the potential for management opposition to a potential transaction that is beneficial for its shareholders but could cost management their jobs.

Unvested stock options, restricted stock awards, and PSUs held by grantees, including those held by executive officers, may vest upon a change of control or in connection with an executive’s termination following a change of control as provided under the terms of our 2014 Long-Term Incentive Plan and individual grant agreements.

Payments payable under the CICC Agreements to each executive officer would be reduced to the extent that the executive officer would be subject to an excise tax under Section 280G and 4999 of the Internal Revenue Code, unless the executive officer would be better off on an after-tax basis receiving all such payments.

The following table summarizes the estimated payments to be made under the CICC Agreements for each executive officer following a change in control and a qualifying termination event.  In accordance with SEC regulations, the following table does not include any amount to be provided to an executive officer under any arrangement that does not discriminate in scope, terms or operation in favor of the executive officer and that are available generally to all salaried employees.  Also, the following table includes duplicate information already provided in the outstanding equity awards at fiscal year-end table to the extent that the amount payable to the executive officer may be enhanced or accelerated by the qualifying termination event.  The amounts in the following table are hypothetical and based on SEC regulations.  Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2020, and that the price per share of our common stock is $3.78, the last sale reported trading price of our common stock on the NYSE as of December 31, 2020.

The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

Executive Officer Benefits and Payments upon Termination	Termination by Company Without Cause or Termination by Executive for Good Reason(1)	Termination by Company Without Cause or Termination by Executive for Good Reason, Each in Connection with a Change in Control	Death or Disability	Termination by Company for Cause or Voluntary Termination by Executive Without Good Reason
J. Rock Tonkel, Jr.
Severance Amount	$—	$3,745,833	$—	$—
Accelerated Equity Awards	$474,734	$474,734	$449,761	$—
Insurance Benefits	$—	$175,881	$—	$—
TOTAL	$474,734	$4,396,448	$449,761	$—

Richard E. Konzmann
Severance Amount	$—	$1,815,375	$—	$—
Accelerated Equity Awards	$213,628	$213,628	$202,391	$—
Insurance Benefits	$—	$124,945	$—	$—
TOTAL	$213,628	$2,153,948	$202,391	$—

(1)	Represents awards that would be earned and vested, to be determined at the sole discretion of the Compensation Committee, assuming the measurement period ended on December 31, 2020.

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight duties, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” set forth in this proxy statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted,

THE COMPENSATION COMMITTEE

David W. Faeder, Chairman

Daniel E. Berce

Ralph S. Michael, III

April 29, 2021

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in monitoring the Company’s financial reporting process. The Company has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, PwC, is responsible for expressing an opinion on the Company’s consolidated financial statements and on its internal control over financial reporting as of December 31, 2020, and on its 2020, 2019 and 2018 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). In accordance with its charter, the Audit Committee met quarterly with PwC and with senior financial management to review their work and the financial results reported for the quarter, and otherwise complied with all provisions of such charter.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2020 with the Company’s management and PwC. The Audit Committee has discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board.  In addition, the Audit Committee has received the written disclosures and the letter from PwC as required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Ralph S. Michael, III, Chairman

Daniel E. Berce

Melinda H. McClure

Anthony P. Nader, III

April 29, 2021

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this proxy statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment, as permitted under our Bylaws and Virginia law.

By Order of the Board of Directors,

D. Scott Parish

Senior Vice President, Chief Administrative Officer and Corporate Secretary

April 29, 2021

ANNEX A

2021 Long-Term Incentive Plan

ARLINGTON ASSET INVESTMENT CORP.

2021 LONG-TERM INCENTIVE PLAN

Arlington Asset Investment Corp., a corporation existing under the laws of the Commonwealth of Virginia (the “Company”), hereby establishes and adopts the following 2021 Long-Term Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

1.1.Purpose.  The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1.“Accounting Firm” shall have the meaning set forth in Section 9.4.

2.2.“Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.3.“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Dividend Equivalent, Interest Equivalent, Other Stock-Based Award, or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.4.“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.5.“Board” shall mean the board of directors of the Company.

2.6.“Change in Control” shall have the meaning set forth in Section 9.1.

2.7.“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.8.“Committee” shall mean the Compensation Committee of the Board.

2.9.“Director” shall mean a member of the Board who is not an employee of the Company or any Affiliate.

2.10.“Dividend Equivalents” shall have the meaning set forth in Section 10.5.

2.11.“Employee” shall mean any employee of the Company or any Affiliate.  Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.12.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.13.“Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  The Fair Market Value of Shares as of any date shall be (i) the per Share closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date (or if there was no such sale on such date, on the last preceding date on which a sale was reported); or, (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.14.“Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.15.“Interest Equivalent” shall have the meaning set forth in Section 10.5.

2.16.“ISO” shall mean an Option that is an incentive stock option under Section 422 of the Code.

2.17.“Limitation” shall have the meaning set forth in Section 3.3.

2.18.“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.  Options may be ISOs or “nonstatutory” options that are not subject to Section 421 of the Code.

2.19.“Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

2.20.“Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.21.“Payee” shall have the meaning set forth in Section 11.1.

2.22.“Permitted Assignee” shall have the meaning set forth in Section 10.3.

2.23.“Prior Plan” shall mean the Arlington Asset Investment Corp. 2014 Long-Term Incentive Plan.

2.24.“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25.“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26.“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant upon the satisfaction such terms and conditions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27.“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.28.“Restriction Period” shall have the meaning set forth in Section 7.1.

2.29.“Shares” shall mean the shares of Class A common stock of the Company, par value $0.01 per share.

2.30.“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.31.“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.32.“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.33.“Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.34.“Ten Percent Shareholder” shall mean any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or a “subsidiary corporation” under Section 424 of the Code.  An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

In addition, certain other terms used in the Plan have definitions provided to them in the first place in which they are used herein.

3.	SHARES SUBJECT TO THE PLAN

3.1.Number of Shares.

(a)Subject to adjustment as provided in Section 10.2, the aggregate number of Shares that shall be authorized for grant under the Plan is equal to the sum of: (i) 4.5 million Shares, plus (ii) the number of Shares that remain unissued and available for grant under the Prior Plan on the date the Company’s stockholders approve the Plan, minus any Shares that may be earned and issuable in connection with awards (including performance-based awards) previously granted under the Prior Plan and outstanding on the date that the Company’s stockholders approve the Plan.  All of the Shares that may be issued under the Plan may be issued in the form of Options and Tandem Stock Appreciation Rights.

(b)If any Shares subject to an Award or to an outstanding award of Restricted Stock under the Prior Plan are forfeited, expire or otherwise terminate without issuance of such Shares on or after the effective date of the Plan, or any Award or an outstanding award of Restricted Stock under the Prior Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award on or after the effective date of the Plan, the Shares, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, shall again be available for Awards under the Plan.  For purposes of the preceding sentence, if an Award granted hereunder becomes vested or earned based on the achievement of performance goals or objectives, then the number of Shares subject to such Award shall be the number of Shares to become vested or earned for the achievement of the performance goals or objectives at the “target” level of performance.

(c)In the event that on or after the effective date of the Plan (i) any Option or Stock Appreciation Right granted hereunder or any option or stock appreciation right granted under the Prior Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Award or award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall not be available for issuance under the Plan.  In the event that on or after the effective date of the Plan withholding tax liabilities arising from any Award granted hereunder (other than an Option or Stock Appreciation Right) or any award granted under the Prior Plan (other than an option or stock appreciation right) are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan.

(d)Substitute Awards shall not reduce the Shares authorized for grant under the Plan and Substitute Awards may be granted without regard to the Limitations prescribed by Section 3.3.  Shares subject to a Substitute Award shall not again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the last date that awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or any Affiliate prior to such acquisition or combination.

3.2.Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.3.Director Limitation.  No Director may be granted Awards during any twelve (12) month period with respect to that number of Shares that have a Fair Market Value on the date of grant that exceeds $160,000.

4.	ELIGIBILITY AND ADMINISTRATION

4.1.Eligibility.  Any Employee or Director shall be eligible to be selected as a Participant.

4.2.Administration.

(a)The Plan shall be administered by the Committee.  The Board may remove from, add members to, or fill vacancies on, the Committee.

(b)The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents or Interest Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c)Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate.  A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.  Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the final approval of the Board.

(d)To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of one or more Directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or officers of the Company.

5.	OPTIONS

5.1.Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.Award Agreements.  All Options granted pursuant to this Section 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.  The terms and conditions of Options need not be the same with respect to each Participant.  The grant of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3.Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option; provided, however, that the option price per Share shall not be less than 110% of the Fair Market Value of such Share on the date of grant of such Option in the case of an ISO granted to an individual who is a Ten Percent Shareholder on the date of grant.  The option price of an Option that is a Substitute Award shall be determined by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(b)(5)(v)(D).  Other than pursuant to Section 9.2 or Section 10.2, the Committee shall not, without the approval of the Company’s stockholders, (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as described in Section 9.3 or Substitute Awards), or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4.Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that except as provided in Section 10.4(a), no Option shall be exercisable after the expiration of ten years from the date the Option is granted, and no ISO granted to an individual who is a Ten Percent Shareholder on the date of the grant of the Option shall be exercisable after the expiration of five years from the date the Option is granted.  Notwithstanding the foregoing, if on the last business day coincident with or immediately preceding the expiration date of an Option that is not an ISO (i) the exercise of such Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by the Participant or other holder of such Option due to the “black-out period” of a Company policy or a “lock-up” agreement entered into in connection with an issuance of securities by the Company, the expiration date of the Option shall be extended until the thirtieth (30th) day after the end of the legal prohibition, black-out period or lock-up agreement.

5.5.Exercise of Options.

(a)The Award Agreement shall specify when Options vest and become exercisable; provided, however, that an Option shall not be treated as an ISO to the extent that the aggregate Fair Market Value of the Shares (as of the applicable date of grant) for which the ISO and all ISOs granted to the Participant under the Plan or any Prior Plan first become exercisable in any calendar year exceeds $100,000.  Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased.  The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including by certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation), valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) for Options that are not ISOs and with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  Except under certain circumstances contemplated by Section 9 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Options granted to employees of the Company or any Subsidiary will not be exercisable before the expiration of one year from the date the Option is granted (but may be exercisable pro rata over such time).

(c)Notwithstanding the foregoing, an Award Agreement may provide that if, on the last day of the term of an Option that is not an ISO, the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised such Option (or a Tandem Stock Appreciation Right, if applicable) and such Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment of the purchase price made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6.Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7.Holding Period.  The Shares issued upon exercise of an Option, reduced by the number of Shares tendered or withheld for payment of the option price or to satisfy withholding taxes, may not be sold or transferred before the earlier of (i) the first anniversary of the exercise of the Option or (ii) the date the Participant is no longer employed by, or providing services to, the Company or an Affiliate.

6.	STOCK APPRECIATION RIGHTS

6.1.Grant and Exercise.  The Committee may grant Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other lesser amount as the Committee shall prescribe in the Award Agreement over (ii) the grant price of the Stock Appreciation Right.  Except in the case of Substitute Awards or in connection with an adjustment provided in Section 10.2, the grant price shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right or, in the case of a Tandem Stock Appreciation Right, the option price per share of the related Option.  The grant price of a Stock Appreciation Right that is a Substitute Award shall be determined by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(b)(5)(v)(D).

(b)The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)Any Tandem Stock Appreciation Right shall be granted at the same time as the related Option is granted.

(d)Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option.  Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised; provided, however, that if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies.

(e)The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(f)The Committee may impose such other conditions or restrictions on the terms of exercise as it shall deem appropriate.  Notwithstanding the foregoing provisions of this Section 6.2(f), but subject to Section 10.2, a Freestanding Stock Appreciation Right shall not have a term of greater than ten years except in the event of death or disability.  Except under certain circumstances contemplated by Section 9 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Freestanding Stock Appreciation Rights will not be exercisable before the expiration of one year from the date the right is granted.  Notwithstanding the foregoing, if on the last business day coincident with or immediately preceding the expiration date of a Stock Appreciation Right (other than a Tandem Stock Appreciation Right related to an ISO) (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Shares may not be purchased or sold by the Participant or other holder of the Stock Appreciation Right due to the “black-out period” of a Company policy or a “lock-up” agreement entered into in connection with an issuance of securities by the Company, the expiration date of the Stock Appreciation Right shall be extended until the thirtieth (30th) day after the end of the legal prohibition, black-out period or lock-up agreement.

(g)The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

(h)An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the related Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right (or the related Option, but not both) shall be deemed to have been exercised by the Participant on such day.  In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes and any fractional Share shall be settled in cash.

(i)Without the approval of the Company’s stockholders, other than pursuant to Section 9.2 or Section 10.2, the Committee shall not (a) reduce the grant price of any Stock Appreciation Right after the date of grant (b) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a Substitute Award), or (c) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

6.3.Holding Period.  Any Shares issued upon exercise of a Stock Appreciation Right, reduced by the number of Shares tendered or withheld to satisfy withholding taxes, may not be sold or transferred before the earlier of (i) the first anniversary of the exercise of the Stock Appreciation Right or (ii) the date the Participant is no longer employed by, or providing services to, the Company or an Affiliate.

7.	RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS

7.1.Grants.  Awards of Restricted Stock and Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively).  To the extent provided in the terms of cash-based incentive compensation awards, Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of earned cash-based incentive compensation.  A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”) and the vesting conditions may be based on continued employment or service, the attainment of prescribed performance conditions (of the Company, an Affiliate or one or more business units or segments of the Company or an Affiliate), the occurrence of a specified event or a combination of the foregoing.  The provisions of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each recipient.  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2.Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3.Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares.  A Participant receiving a Restricted Stock Unit Award shall not possess voting or any other rights of a shareholder with respect to such Award (unless and until the Restricted Stock Unit Award is settled in Shares) but the Award Agreement evidencing the Restricted Stock Unit Award may provide for the payment (on a current or deferred basis) of Dividend Equivalents under Section 10.5.  Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award and any Dividend Equivalents representing a distribution of property (but not cash) for the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.  Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award that vests based on achievement of performance goals and any Dividend Equivalents representing cash dividends or any property other than cash for the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time and to the extent that such restrictions and risk of forfeiture lapse.

7.4.Holding Period.  The Shares subject to a Restricted Stock Award and any Shares issued in settlement of a Restricted Stock Unit Award, reduced by the number of Shares withheld to satisfy withholding taxes, may not be sold or transferred before the earlier of (i) the first anniversary of the vesting of the Restricted Stock Award or the settlement of the Restricted Stock Unit Award or (ii) the date the Participant is no longer employed by, or providing services to, the Company or an Affiliate.

8.	OTHER STOCK-BASED AWARDS

8.1.Stock and Administration.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or securities convertible into Shares (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan and other earned cash-based compensation.

8.2.Award Agreements.  The terms of Other Stock-Based Awards granted under the Plan shall be set forth in an Award Agreement, which shall contain provisions determined by the Committee and not inconsistent with the Plan.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards.  In addition, the Committee may award unrestricted Shares to Participants in lieu of certain cash payments awarded under other compensation plans or programs of the Company.  Notwithstanding the provisions of this Section, dividends and Dividend Equivalents with respect to Shares covered by an Other Stock-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Stock-Based Award with respect to which such Dividend Equivalents have been credited.

8.3.Terms and Conditions.  Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law.  Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.  Other Stock-Based Awards shall be paid in Shares, cash or a combination, as determined by the Committee.

8.4.Deferral of Director Fees.  Directors shall, if determined by the Board, receive Other Stock-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer.  In addition, Directors may elect to receive Other Stock-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of

Section 409A of the Code.  The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment the deferred stock units.

9.	CHANGE IN CONTROL PROVISIONS

9.1.Definition of Change in Control.  For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(a)acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection(a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) of this Section 9.1; or

(b)During any 24 month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

If a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and that is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in subsection (a), (b)or (c) above, as applicable, constitutes a “change in control event” under Treasury Regulation Section 1.409A-3(i)(5).

9.2.Assumption Upon Change in Control.  In the event of a Change in Control (and after the application of Section 9.3), the successor company may assume or grant a substitute for an Option, Stock Appreciation Right, Restricted Stock Unit or Other Stock-Based Award.  For the purposes of this Section 9.2, an Option, Stock Appreciation Right, Restricted Stock Unit or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in

Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise of an Option or Stock Appreciation Right or the settlement of a Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.  In the event of an assumption or substitution of an Option or Stock Appreciation Right, the exercise price and number of Shares shall be adjusted in accordance with Section 10.2.

9.3.Impact of Change in Control.  Notwithstanding the foregoing, upon a Change in Control (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested and the Restricted Stock Units shall be earned and payable (in full) and any deferral or other restriction shall lapse and such Restricted Stock Units shall be immediately settled or distributed and (c) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant; provided, that with respect to any such Award that is subject to performance goals or objectives, then for purposes of clauses (a), (b) and (c), the Award shall become exercisable, vest or become free of restrictions, etc. as if the performance goals or objectives are achieved to the maximum extent .  Notwithstanding the preceding sentence, if an Option or Stock Appreciation Right is not assumed or replaced with a substitute grant in accordance with Section 9.2, the Committee, in its discretion, may determine that each such Option and Stock Appreciation Right shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share on the closing date of the transaction constituting such Change in Control over the exercise price per share or grant price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

9.4.Limitations on Benefits.  The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Sections 280G and 4999 of the Code.  As provided in this Section 9.4, the Parachute Payments will be reduced pursuant to this Section 9.4 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than the Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant.  The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Section 4999 of the Code (the “Capped Payments”).  Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount.  If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner).  The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Sections 280G and 4999 of the Code at the time that the Accounting Firm makes it determinations under this Section 9.4, it is possible that amounts will have been paid or distributed to the

Participant that should not have been paid or distributed under this Section 9.4 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 9.4 (“Underpayments”).  If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company with interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code.  If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 9.4, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Change in Control.  For purposes of this Section 9.4, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Sections 1, 3101(b) and 4999 of the Code and any State or local income taxes applicable to the Participant on the date of payment.  The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.  For purposes of this Section 9.4, the term “Parachute Payment” means a payment that is described in Section 280G(b)(2) of the Code, determined in accordance with Section 280G of the Code and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 9.4, the limitations and provisions of this Section 9.4 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is not entitled to receive Parachute Payments in excess of the Capped Payments.

10.	GENERALLY APPLICABLE PROVISIONS

10.1.Amendment and Modification of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable; provided, however, that no such action may adversely impair the rights of Participants with respect to outstanding Awards, without such Participants’ consent.  In addition, an amendment, alteration or modification of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by law, the rules and regulations of any exchange or quotation system on which the Shares are listed or quoted or if such action would materially increase the benefits accruing to Participants under the Plan, materially increase the number of Shares that may be issued under the Plan (other than an adjustment pursuant to Section 10.2) or materially modify the requirements for eligibility to participate in the Plan.  For the avoidance of doubt, the Board may not, (except pursuant to Section 10.2 or in connection with a Change in Control) without the approval of the Company’s stockholders, (a) lower the option price per Share of an Option or the grant price of a Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right when the option price or grant price, as applicable, per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or Substitute Awards), or (c) take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

10.2.Adjustments.  The number, class and kind of securities that may be issued under the Plan, the terms of outstanding Awards and the Limitation shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a stock dividend, stock split-up, extraordinary cash dividend, subdivisions or consolidations of shares that affect the number or kind of shares (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Shares subject to outstanding Awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action.  Any determination made under this Section 10.2 by the Board shall be nondiscretionary, final and conclusive.

10.3.Transferability of Awards.  Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.  Notwithstanding the foregoing, a Participant may assign or transfer an Award (other than an ISO) with the consent of the Committee (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 10.3.

10.4.Termination of Employment.  Unless the Committee shall determine otherwise at or after the date of grant, the following termination provisions shall apply:

(a)Death or Disability.  Upon a Participant’s termination due to death or disability, as those terms may be defined in the Award Agreement, (i) Options (other than ISOs) and Stock Appreciation Rights (other than Tandem Stock Appreciation Rights related to an ISO) outstanding as of the date of termination shall immediately vest and become fully exercisable, and shall remain exercisable for one year, even if one year exceeds the original term of the Option or Stock Appreciation Rights, and even if death occurs during a post-termination exercise period; (ii) ISOs and Tandem Stock Appreciation Rights related to an ISO outstanding as of the date of termination shall immediately vest and become fully exercisable and remain exercisable until the earlier of the end of the original term of the Option or Stock Appreciation Rights or the date that is one year after termination, even if death occurs during a post-termination exercise period; (iii) restrictions and deferral limitations on Restricted Stock, Restricted Stock Unit and Other Stock-Based Awards shall lapse and the Restricted Stock shall become free of all restrictions, limitations, or conditions and become fully vested and transferable to the full extent of the original grant; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(b)Retirement.  Upon a Participant’s retirement, as that term may be defined in the Award Agreement, and conditioned upon the Participant entering into non-compete, non-solicitation, non-disclosure, and non-disparagement agreements, (i) Options and Stock Appreciation Rights outstanding as of the date of termination shall continue to vest and, once vested, shall remain exercisable for the lesser of three (3) years from the Participant’s retirement date or the end of the original term of the Option or Stock Appreciation Right; (ii) Restricted Stock, Restricted Stock Unit and Other Stock-Based Awards shall continue to vest, as applicable; and (iii) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(c)Involuntary Termination Without Cause due to a Reduction in Force.  Upon a Participant’s involuntary termination without cause due to a reduction in force, as that term may be defined in the Award Agreement, and conditioned upon the Participant entering into non-solicitation, non-disclosure, and non-disparagement agreements, (i) vested Options and Stock Appreciation Rights outstanding as of the date of termination shall remain exercisable for the lesser of 90 days from the date of termination and the end of the original term of the Option or Stock Appreciation Rights, and unvested Options and Stock Appreciation Rights shall be forfeited; (ii) Restricted Stock, Restricted Stock Unit and Other Stock-Based Awards subject to a cliff vesting or annual pro rata vesting provision shall vest pro-rata based on the number of months of the vesting period completed as of the date of termination divided by the total number of months in the vesting period, and the remainder of such Awards shall be forfeited; and (iii) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(d)Termination for Cause.  Upon a Participant’s termination for cause, as that term may be defined in the Award Agreement, (i) all Options and Stock Appreciation Rights outstanding as of the date of termination, whether vested or not vested, shall be immediately canceled, and (ii) any unvested awards of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards shall be immediately forfeited.

(e)Other Termination.  Upon a Participant’s termination for any other reason, including voluntary resignation and involuntary termination without cause not due to a reduction in force, as those terms may be defined in the Award Agreement, (i) vested Options and Stock Appreciation Rights outstanding on the date of termination shall remain exercisable for the lesser of 90 days from the date of termination and the end of the original term of the Option or Stock Appreciation Rights and unvested Options and Stock Appreciation Rights shall be forfeited, and (ii) unvested Restricted Stock, Restricted Stock Units and Other Stock-Based Awards shall be immediately forfeited.

10.5.Deferral; Dividend Equivalents and Interest Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  Any cash-based Award, including deferred Awards or accumulated cash Dividend Equivalents, may be credited with interest (“Interest Equivalents”) on the same basis as provided above.  Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to the same restrictions and risk of forfeiture and shall be payable at the same time as the Award with respect to which such Dividend Equivalents have been credited.

11.	MISCELLANEOUS

11.1.Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes.  If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

11.2.Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

11.3.Cancellation of Award.  Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion.  The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

11.4.Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.5.Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company.  Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

11.6.Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

11.7.Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

11.8.Construction.  All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

11.9.Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

11.10.Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the Commonwealth of Virginia and construed accordingly.

11.11.Effective Date of Plan; Termination of Plan.  The Plan shall be effective if the votes cast in favor of the approval of the Plan by the stockholders of the Company exceed the votes cast opposing such proposal at a duly constituted meeting of the stockholders of the Company.  The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.  Awards may be granted under the Plan at any time and from time to time on or after the date the Plan is approved by shareholders in accordance with the first sentence of this Section 11.11 and prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

11.12.Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

11.13.Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

11.14.Compliance with Section 409A of the Code.  All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12).  This Plan and all Award Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A.  If any provision of this Plan or any Award Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A.  Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an Award or an Award Agreement arises on account of the Participant’s termination of employment or service and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

11.15.Return of Awards; Repayment.  All awards granted under the Plan are subject to the condition that the Company may require that such Award must be returned and that any payment made with respect to an Award must be repaid if such action is required under the terms of any Company “clawback” policy as in effect on the date that the payment was made, on the date the Award was granted or, as applicable, on the date the Award was exercised, vested or settled.

ARLINGTON ASSET INVESTMENT CORP
ATTN: MR. SCOTT PARISH
6862 ELM ST.
SUITE 320
MCLEAN, VA 22101

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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ARLINGTON ASSET INVESTMENT CORP.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Daniel E. Berce	☐	☐	☐
1b. David W. Faeder	☐	☐	☐
1c. Melinda H. McClure	☐	☐	☐
1d. Ralph S. Michael, III	☐	☐	☐
1e. Anthony P. Nader, III	☐	☐	☐
1f. J. Rock Tonkel, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. To approve the Company's 2021 Long-Term Incentive Plan.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2021.	☐	☐	☐
4. Advisory approval of the compensation of the Company's executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

rs must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature (Joint Owners) Date 0000459099_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com ARLINGTON ASSET INVESTMENT CORP. Annual Meeting of Shareholders June 8, 2020 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) J. Rock Tonkel, Jr. and Richard E. Konzmann, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of ARLINGTON ASSET INVESTMENT CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on June 8, 2020, via live webcast at www.virtualshareholdermeeting.com/AI2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000459099_2 R1.0.1.18